As filed with the Securities and Exchange Commission June 23, 2009

Registration Number 333-157061

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORCE FUELS, INC.
(Name of small business issuer in its charter)

Nevada	3714	56-2284320
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

22525 Pacific Coast Hwy., Suite 101
Malibu, California  90265
Telephone: (310) 927-1711
 (Address and telephone number of principal executive offices and principal place of business)

Lawrence Weisdorn
22525 Pacific Coast Hwy., Suite 101
Malibu, California  90265
Telephone: (310) 927-1711
 (Name, address and telephone number of agent for service)

Copies to:
Nicholas J. Yocca
The Yocca Law Firm, LLP
19900 MacArthur Blvd., Suite 650
Irvine, California 92612
Telephone: 949-253-0800 Facsimile: 949 203-6161

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [     ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   [     ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ X ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	1,249,740 (1)	$4.00 (2)	$4,998,960 (2)	$196.46 (3)

(1)
Consists of shares of the registrant’s common stock, as described in this prospectus.  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement on Form S-1 also registers an indeterminate number of shares of the registrant’s common stock to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the offering price.
(3)	Fee is calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

FORCE FUELS, INC.

The Securities Being Offered Are Shares of Common Stock
Shares offered by us: 210,000
Shares offered by Selling Security Holders: 1,039,740

This prospectus relates to the sale by us and the resale by selling stockholders of an aggregate of one million two hundred forty-nine thousand seven hundred forty (1,249,740) shares of our common stock, par value $.001 per share.  The selling stockholders may be deemed “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933.

We and the selling stockholders intend to sell their shares at a price of $4.00 per share.

The shares of common stock are being registered in order for us and selling stockholders to sell the shares from time to time through negotiated transaction, ordinary brokerage transactions, or through any other means described in the section entitled "Plan of Distribution". We cannot assure you that we or selling stockholders will sell all or any portion of the shares offered in this prospectus.

Currently, there is no public market for our common stock and no assurances can be given that a public market will develop or, if developed, that it will be sustained.

We will pay the expenses of registering these shares.  We will not receive any proceeds from the sale by selling stockholders of up to 1,039,740 shares of common stock in this offering.  The net proceeds, after payment of offering costs, of our sale of up to 210,000 shares of common stock in this offering will go to us.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 3 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES MAY NOT BE SOLD AND OFFERS TO BUY MAY NOT BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

	Per Share	Total
Price to Public, Offering	$4.00	$4,998,960
Underwriting Discounts and Commissions, Offering	-0-	-0-
Proceeds to Force Fuels, Inc. (total assumes the sale of all shares offered by it)	$4.00	$840,000

The date of this prospectus is June 23, 2009.

TABLE OF CONTENTS

Page #
PART I – INFORMATION REQUIRED IN PROSPECTUS	1
PROSPECTUS SUMMARY	3
RISK FACTORS	5
RELIANCE ON INFORMATION ONLY CONTAINED IN THIS PROSPECTUS	20
FORWARD LOOKING STATEMENTS	20
DESCRIPTION OF BUSINESS	21
DESCRIPTION OF PROPERTY	22
USE OF PROCEEDS	22
DETERMINATION OF OFFERING PRICE	22
DILUTION	23
IMPACT OF “PENNY STOCK” RULES	23
SELLING STOCKHOLDERS	23
PLAN OF DISTRIBUTION	26
INVESTOR SUITABILITY STANDARDS	27
DESCRIPTION OF SECURITIES	27
INTEREST OF NAMED EXPERTS AND COUNSEL	28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	29
EXECUTIVE COMPENSATION	30
DIRECTOR COMPENSATION	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	32
LIQUIDITY AND CAPITAL RESOURCES	32
RESULTS OF OPERATIONS	33
LEGAL PROCEEDINGS	36
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	36
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	36
CODE OF ETHICS	37
CORPORATE GOVERNANCE	37
AUDIT COMMITTEE	37
EXPERTS	37
CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	38
LEGAL MATTERS	38
AVAILABLE INFORMATION	39
FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.  When used in this prospectus, the terms "Company," "Force Fuels," "we," "our," "ours" and "us" refer to Force Fuels, Inc. and its subsidiary on a consolidated basis, unless otherwise specified.

THE COMPANY

Our Business
We are a developer and manufacturer of electric drive systems for installation in short-haul commercial trucks. We are currently in the process of building prototypes to assist in our marketing to potential customers.  We combine components purchased from various suppliers and business partners, integrating all of the parts into complete electric drive systems that we intend to sell directly to end users such as commercial truck fleets for retro-fit conversion and to truck manufacturers for inclusion in new battery-powered vehicles.  The electric drive systems are for short-haul commercial truck operators.  The drive systems utilize a proprietary battery management system that is intended to prolong the useful life expectancy of the battery packs.

Our State of Organization	We were incorporated in Nevada on July 15, 2002. Our principal address is 22525 Pacific Coast Hwy, Suite 101, Malibu, California 90265. Our phone number is (310) 927-1711.

THE OFFERING

Number of Shares Being Offered
We intend to sell up to 210,000 shares, and the selling security holders intend to sell up to 1,039,740 shares, of common stock.   We and the selling security holders must sell the shares at the fixed price of $4.00 per share for the duration of this offering.  Selling stockholders may be deemed to be “underwriters” as that term is defined under the Securities Act of 1933.

Number of Shares Outstanding After the Offering
7,682,763 shares of our common stock are issued and outstanding.  We intend to issue up to 210,000 shares of common stock in this offering.  There would be 7,892,763 shares issued and outstanding after this offering if we sell all of the shares we are offering.

Use of proceeds
We will receive proceeds, before offering costs, of up to $840,000 from the sale of up to 210,000 shares of our common stock.  We will not receive any proceeds from the sale of shares of common stock by the selling security holders.

Plan of Distribution
The offering is made by us and each of the selling security holders named in this Prospectus, to the extent they sell shares.  Each must sell their shares at $4.00 per share for the duration of this offering.  The offering will be commenced promptly after effectiveness of the Registration Statement for this offering, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness.  Selling security holders may be deemed "underwriters" for purposes of the Securities Act of 1933.

Risk Factors
You should carefully consider all the information in this Prospectus, including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3, before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock
Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we can provide no assurance that there will ever be an established pubic trading market for our common stock.

Investor Suitability Standards
The shares will be sold only to investors each of whom has either

(A) a minimum net worth of at least $75,000 and had minimum gross income of $50,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $50,000 during the current tax year,

or

(B) a minimum net worth of $150,000 or more,

provided that, in either case, the investment shall not exceed 10 percent of the net worth of the investor.

Net worth shall be determined exclusive of homes, home furnishings and automobiles, and assets included in the computation of net worth shall be valued at not more than fair market value.

Selected Financial Data
	April 30, 2009 (Unaudited)	July 31, 2008	July 31, 2007

Balance Sheet

Total Assets	$420,266	$430,191	$22,061
Total Liabilities	$916,551	$468,791	$16,238
Total Stockholders’ Equity	$(496,285)	$(38,600)	$5,823

Statement of Operations
	For the Nine Months Ended April 30, 2009 (Unaudited)	For the Nine Months Ended April 30, 2008 (Unaudited)	For the Fiscal Year Ended July 31, 2008	For the Fiscal Year Ended July 31, 2007

Revenue	$--	$--	$--	$--
Total Expense	$463,685	$9,531	$269,356	$69,804
Other Income	$--	$--	$--	$--
Net Loss	$(463,685)	$(9,531)	$(269,356)	$(69,804)

RISK FACTORS

An investment in our securities is extremely risky.  You should carefully consider the following risks, in addition to the other information presented in this prospectus, before deciding to buy our securities.  If any of the following risks actually materialize, our business and prospects could be seriously harmed and, as a result, the price and value of our securities could decline and you could lose all or part of your investment.  The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry.

Risk Factors Related To Our Financial Condition

We have a limited operating history, with no track record to determine if our planned business will be financially viable or successful.  We have only recently commenced operations of our conversion kit business.  Until we are actually in the marketplace for a demonstrable period of time, it is impossible to determine if our business strategies will be viable or successful.  Our current business strategy is to sell and install electric drive conversion kits for commercial short-haul vehicles.  The industry itself is in its early days.  The viability of our business will, to some extent, rely both upon the demand for electric drive conversion kits for commercial short haul vehicles throughout the State of California and the manufacture by others of electric drive conversion kits for commercial short haul vehicles.  Our technology will not be fully exploitable until the kits pass all applicable federal and state inspection requirements.  Our projected revenues from our business may fall short of our targeted goals and our profit margins may likewise not be achieved.  It is impossible to give any assurance of our future viability or success in generating revenues or profits.

We have a history of operating losses and negative cash flow that may continue into the foreseeable future.  We have a history of operating losses and negative cash flow.  We have not generated any positive net income since our inception in July 2002.  We will continue to incur significant expenditures for general administrative activities, including sales and marketing, and expect to incur significant research and development expenses.  As a result of these costs, we need to generate and sustain sufficient revenues and enough gross margins to achieve profitability.

We may be unable to raise additional capital to pursue our commercialization plans and may be forced to discontinue product development, reduce our sales and marketing efforts or forego attractive business opportunities.  We believe that we need to raise $2.5 million of capital in order to meet working capital requirements for the next twelve months and $50,000 to pay for capital expenditures that will be necessary in order to purchase tooling.  In addition we need to raise approximately $600,000 in order to pay our current liabilities, including $400,000 owed to ICE Conversions, Inc. for the assets we acquired on July 31, 2008 and $200,000 for general and administrative expenses.  We may also require additional capital to acquire or invest in complementary businesses or products, obtain the right to use complementary technologies or accelerate product development and commercialization activities.  If we are unable to raise additional capital or are unable to do so on acceptable terms, we may be prevented from conducting all or a portion of our planned operations.  In particular, the development or expansion of our business could be delayed or aborted if we are unable to fund our activities.  In addition, we may be forced to reduce our sales and marketing efforts or forego attractive business opportunities.  If we fail to execute our strategy to achieve and maintain profitability in the future, we may fail to meet expectations of investors, and the price of our common shares may decline, which would adversely affect our ability to raise additional capital.

We have granted a first priority perfected security interest in our business and assets to ICE Conversions, Inc.  Under the terms of the Assignment and Contribution Agreement, we have undertaken to make payments to ICE in an aggregate amount of $400,000.  $100,000 of that amount is due on or before March 15, 2009; and the other $300,000 is due on or before June 15, 2009.  The payment obligations will accelerate and become immediately due in the event of any nonpayment or bankruptcy.   We have granted ICE a first priority perfected security interest in our business and assets in order to secure our obligation to pay that $400,000 to ICE.  Until payment in full of that amount, we cannot sell, transfer or encumber any of the tangible assets purchased from ICE without ICE’s prior written consent.  Failure to pay the obligation when due would likely result in a foreclosure upon the assets.  If we fail to raise sufficient funds to pay our obligations to ICE, we will be unable to continue to conduct our business.

If we are able to raise additional capital, the percentage ownership of our stockholders will be diluted and the value of their investments may be diminished. If we issue additional equity securities to third parties in order to raise funds, the ownership percentage in our company of each of our existing stockholders will be reduced.

We are a small business issuer and are not subject to the rigors of including in our annual report an attestation report of our registered accountant.  We have few personnel to provide internal controls over our financial reporting; therefore there is an insufficient division of labor to provide the optimum level of controls.  Small companies like us will become subject to obtaining an attestation report from our outside accountants.  It is possible that the attestation report will reflect weaknesses in our controls which could have an adverse effect on our perception by investors.  In addition, any weakness in our internal controls presents risks such as financial losses, damage to reputation and inaccurate financial reporting, all of which could be materially adverse to the value of our common stock.

We expect that revenue generation may be delayed by a long sales cycle.  These delays will result from the length of time between our first contact with a customer and the recognition of revenue from a sale or sales to that customer.  Our products are highly-engineered and components may require further development; therefore the length of time between approaching a customer and delivering our products to that customer could be long.  In many cases a customer’s decision to buy our products and services may require the customer to change our established business and/or consumer practices and to conduct our business and/or our consumer habits in new ways.  We must educate customers on the use and benefits of our products and services, which can require us to commit significant time and resources without necessarily generating any revenues.  Many potential commercial customers may wish to enter into test arrangements with us in order to use our products and services on a trial basis.  The success of these trials may determine whether or not the potential customer purchases our products or services on a commercial basis.  Potential customers may also need to obtain approval at a number of management levels and one or more regulatory approvals, which may delay a decision to purchase our products.  We may expend substantial funds and management effort during our sales cycle with no assurance that we will successfully sell our products.

The length and variability of the sales cycles for our products make it difficult to forecast accurately the timing and amount of specific sales and corresponding revenue recognition.  The delay or failure to complete one or more large sales transactions could significantly reduce our revenues for a particular quarter and, as a result, our quarterly operating results are likely to fluctuate significantly.

Our ability to generate revenue and future prospects depends to a certain extent on the commitment of the state and local governments to support battery-powered vehicles.  Our revenue production capability in particular and our future business prospects in general could be hurt if the government of the State of California and/or the United States of America determined not to support the nascent electric vehicle industry.  We intend to seek, if available, federal, state and local funding and other support to cut the costs of financing our business.  There is no guarantee that we will be successful in obtaining such support, or even that our interests will continue to be aligned with the respective governmental interests.  Furthermore, any change in governmental strategy with respect to supporting or funding motor vehicle industries, whether as a result of market, economic or competitive pressure, could also harm our business.

Our customer arrangements are expected to be non-exclusive, with no long-term volume commitments, and on a purchase order basis.  Our arrangements with customers will be generally non-exclusive, without volume commitments and primarily on a purchase-order basis.  We cannot be certain that customers will continue to purchase our products.  Accordingly, our revenue and results of operations may vary substantially from period to period.  If one or more of our significant customers were to cease doing business with us, significantly reduce or delay its purchases from us, or fail to pay us on a timely basis, our business, financial condition and results of operations could be materially adversely affected.

Our initial sales are expected to be to a small number of customers, and the concentration of revenues among a few customers will potentially carry with it a credit risk.  We will be subject to credit risk associated with any concentration of our accounts receivable if we develop revenue relationships with a few customers.  In that instance, if one or more of our customers were to significantly reduce or delay its purchases from us or fail to pay us on a timely basis, our business, financial condition and results of operations could be materially adversely affected.

We expect to spend significant funds to further develop and refine our technologies and products.  We expect to invest in research and development and this investment could outpace revenue growth, which would hinder our ability to achieve and maintain profitability.  If we are unable to achieve and maintain profitability, our stock price could be materially adversely affected.

A mass market for electric drive conversion kits for commercial short haul vehicles, alt-fuel products and systems may never develop or may take longer to develop than anticipated.  Alt-fuel and electric systems represent emerging technologies, and we do not know whether consumers will adopt these technologies on a large scale or if original equipment manufacturers will incorporate these technologies into their products.  In particular, if a mass market fails to develop, or develops more slowly than anticipated, for electric powered transportation applications, we may be unable to recover our expenditures and may be unable to achieve or maintain profitability, any of which could negatively impact our business.

Estimates for the development of a mass market for electric and alt-fuel systems have lengthened in recent years.  Many factors that are beyond our control may have a negative effect on the development of a mass market for electric and alt-fuel systems.  These factors include the following:
  cost competitiveness and physical size of conversion kit systems and ancillary components;
  availability, future costs and safety of electric and other alternate fuel systems;
  customer acceptance of electric or alt-fuel products;
  government funding and support for the development of electric and alt-fuel vehicles and electric and alt-fuel infrastructure;
  the willingness of original equipment manufacturers to replace current technology;
  regulatory requirements; and
  emergence of newer, breakthrough technologies and products within the electric and alt-fuel industry.
We may experience delays in shipping our products as a result of changing customer specifications and testing procedures.  Due to the dynamic nature of electric and alt-fuel technologies, changes in product specifications are common and may result in delayed shipments, order cancellations or higher production costs.  Evolving design requirements or product specifications may adversely affect our business or financial results.

We may be adversely affected by labor disputes.  We may be subject to work slowdowns or stoppages from time to time.  Additionally, labor disputes may occur at facilities of significant suppliers, distributors, or customers, which may adversely affect our business.  As our conversion kit business could become dependent on vehicle conversion programs with original equipment manufacturers, we could become increasingly dependent on the labor forces at their own sites and at the sites of their critical suppliers.  Labor disputes have occurred at those sites in the past and could occur again from time to time, which could adversely impact our product sales.  Labor unions represent most of the labor forces at motor vehicle manufacturing facilities and the sites of their critical suppliers.

We may be subject to warranty claims, and our provision for warranty costs may not be sufficient.  We may be subject to increased warranty claims due to longer warranty periods.  In response to consumer demand, vehicle manufacturers have been providing, and may continue to provide, increasingly longer warranty periods for their products.  As a consequence, consumers demand and expect product suppliers, such as us, to provide correspondingly longer product warranties.  As a result, we could incur substantially greater warranty claims in the future.  Our business may be subject to product liability claims or product recalls, which could be expensive and could result in a diversion of management’s attention.

The automotive industry experiences significant product liability claims.  As we intend to be a supplier to the automotive market, we shall face an inherent business risk of exposure to product liability claims in the event that our products, or the equipment into which our products are incorporated, malfunction and result in personal injury or death.  We may be named in product liability claims even if there is no evidence that our systems or components caused the accidents.  Product liability claims could result in significant losses as a result of expenses incurred in defending claims or the award of damages.
The sale of systems and components for the transportation industry entails a high risk of these claims.  In addition, we may be required to participate in recalls involving our products if any of our products or parts to our products prove to be defective, or we may voluntarily initiate a recall or make payments related to such claims as a result of various industry or business practices or the need to maintain good customer relationships.  We cannot assure you that our product liability insurance will be sufficient to cover all product liability claims, that such claims will not exceed our insurance coverage limits or that such insurance will continue to be available on commercially reasonable terms, if at all.  Any product liability claim brought against us could have a material adverse effect on our reputation and business.

Our insurance may not be sufficient.  We will carry insurance, including products liability insurance, that we consider adequate having regard to the nature of the risks of doing business and costs of coverage.  We may not, however, be able to obtain insurance against certain risks or for certain products or other resources located from time to time in certain areas of the world to the extent we may be forced to rely on outside providers.  Currently we are not fully insured against all possible risks, nor are all such risks insurable.  Thus, although we intend to maintain insurance coverage, such coverage may not be adequate.

Risk Factors Related To Our Business and Industry

We have limited experience assembling electric drive conversion kits for commercial short haul vehicles for alt-fuel and electric applications on a commercial basis.  In order to produce products at affordable prices, we will have to produce products through high-volume automated processes.  We do not know whether we will be able to contract efficient, automated, low-cost assembly capability and processes that will enable us to meet the quality, price, engineering, design and production standards, or production volumes required to successfully mass market our products.  Even if we are successful in developing our high volume assembly capabilities and processes, we do not know whether we will do so in time to meet our product commercialization schedules or to satisfy the requirements of customers.  Our failure to develop such processes and capabilities could have a material adverse effect on our business, results of operations and financial condition.

We may not meet our product development and commercialization milestones.  We have a product development program that is in the pre-commercial stage.  The success of our product development program is highly dependent on our correct interpretation of commercial market requirements, and our translation of those requirements into applicable product specifications and appropriate development milestones.  If we have misinterpreted market requirements, or if the requirements of the market change, we may develop a product that does not meet the cost and performance requirements for a successful commercial product.  In addition, if we do not meet the required development milestones, our commercialization schedules could be delayed, which could result in potential purchasers of these products declining to purchase additional products or choosing to purchase alternative products or technologies.  Delayed commercialization schedules may also have an impact on our cash flow, which could require increased funding.

We may never be able to introduce commercially viable electric drive conversion kits for commercial short haul vehicles and systems.  We do not know whether or when we will successfully introduce commercially viable electric drive conversion kits for commercial short haul vehicles for the vehicular markets.  We have assembled and are currently demonstrating a number of test and evaluation systems and are continuing efforts to decrease the costs of these systems and to improve their overall functionality and efficiency.  However, we must complete substantial additional research and development on these systems before we can introduce commercially viable products.  Even if we are able to do so, these efforts will still depend upon the success of other companies in producing related and necessary products for use in conjunction with commercially viable fuel cells, hybrids and other alt fuel applications.

Significant markets for electric drive conversion kits for commercial short haul vehicles may never develop or may develop more slowly than we anticipate, which would significantly harm our revenues and may cause us to be unable to recover the losses we have incurred and expect to incur in the development of our products.  Significant markets may never develop for electric drive conversion kits for commercial short haul vehicles and other alternative fuel products or they may develop more slowly than we anticipate.  Any such delay or failure would significantly harm our revenues and we may be unable to recover the losses we have incurred and expect to continue to incur in the development and marketing of our products.  If this were to occur, we may never achieve profitability and our business could fail.

Electric energy products represent an emerging market, and whether or not end-users will want to use them may be affected by many factors, some of which are beyond our control, including:
  the emergence of more competitive technologies and products, including other  environmentally clean technologies and products that could render our products obsolete;
  the future cost of electricity and other fuels;
  the regulatory requirements of agencies, including the development of uniform codes and standards for electric products, electric recharging infrastructure and other electric energy products;
  government support of electric technology, electricity storage technology and electric recharging technology;
  the manufacturing and supply costs for the internal electric drive conversion kits;
  the perceptions of the market regarding the safety of our products;
  the willingness of the market to try new technologies;
  the continued development and improvement of existing power technologies; and
  the future cost of fuels used in vehicles that employ combustion engines.

Batteries or recharging stations may not be readily available on a cost-effective basis, in which case our products may be unable to compete, and our revenues and results of operations would be materially adversely affected.  If our potential customers in our target market are not able to obtain batteries on a cost-effective basis through market sources or are unable to produce the batteries, our products may be unable to compete with existing or future technologies and our revenues and results of operations would be materially adversely affected.  Significant growth in the use of electric-powered vehicles may require the development of an infrastructure to deliver the electricity.  There is no guarantee that such an infrastructure will be developed on a timely basis or at all.  Even if electricity is available for vehicle battery recharging, if the effective price is such that it costs more to use electric vehicles than to use vehicles powered through other means, we may be unable to compete successfully with our competition.

Our business will suffer if environmental policies change and no longer encourage the development and growth of clean power technologies.  The interest by automobile manufacturers in alt-fuel technology has been driven in part by environmental laws and regulations in California and, to a lesser extent, in New York, Massachusetts and Maine.  There is no guarantee that these laws and regulations will not change and any such changes could result in automobile manufacturers abandoning their interest in alt-fuel powered vehicles.  In addition, if current laws and regulations in these states are not kept in force or if further environmental laws and regulations are not adopted in these and other jurisdictions, demand for alternative fuels for vehicles may be limited.  The market for stationary and portable energy-related products is influenced by federal, state and local governmental regulations and policies concerning the electric utility industry.  Changes in regulatory standards or public policy could deter further investment in the research and development of alternative energy sources, including electric production products, and could result in a significant reduction in the potential market demand for our products.  We cannot predict how changing government regulation and policies regarding the electric utility industry will affect the market for electric powered vehicles.

Although the development of alternative energy sources, and in particular electric fueled products, has been identified as a significant priority by many governments, we cannot be assured that governments will not change their priorities or that any such change would not materially affect our revenues and our business.  If governments change their laws and regulations such that the development of alternative energy sources is no longer required or encouraged, the demand for alternative energy sources including our products may be significantly reduced or delayed and our sales would decline.

We currently face and will continue to face significant competition from other developers and manufacturers of electric fueling technology and equipment.  If we are unable to compete successfully, we could experience a loss of market share, reduced gross margins for our existing products and a failure to achieve acceptance of our proposed products.

Competition in the markets for our products is intense and will likely persist and intensify over time.  We compete directly and indirectly with a number of companies that provide vehicles and services that are competitive with all, some or part of our products.  Many of our potential competitors have greater brand name recognition than us and their products may enjoy greater initial market acceptance among our potential customers.  In addition, many of these competitors have significantly greater financial, technical, sales, marketing, distribution, service and other resources than we have and may also be better able to adapt quickly to changing demands and to changes in technology.

Investors should not interpret the success of Vision Industries Corp. or any of the Company’s other competitors to have any bearing on the likely success of our Company.  Vision Industries Corp. is a provider of hydrogen fuel cell/plug-in electric powered vehicles and turnkey hydrogen fueling systems.  Although we rely on some of the same technology, the technical specifications of our vehicles are vastly dissimilar.  Our Company is not permitted to engage in the production of hydrogen vehicles and is focused solely on the development of battery powered drive systems for short haul commercial trucks.  Our electric drive systems are a viable alternative energy solution for the short haul trucking industry.  Our vehicles are predicted to travel 80 miles or less per day and are not meant for highway driving.  Our target market includes short-haul trucking fleets that travel less than 100 miles per day before returning to their dispatch yards.

If we are unable to continuously improve our products and if we cannot generate effective responses to our competitors’ brand power, product innovations, pricing strategies, marketing campaigns, partnerships, distribution channels, service networks and other initiatives, our ability to gain market share or market acceptance for our products could be limited, our revenues and our profit margins may suffer, and we may never become profitable.  We face competition for electric powered products from developers and manufacturers of traditional technologies and other alternative technologies.  Each of our target markets is currently served by existing manufacturers with existing suppliers.  These manufacturers are working on developing technologies that use other types of alternative power technologies, fuel cells, advanced batteries and hybrid battery/internal combustion engines, which may compete for our target customers.  Given that PEM fuel cells have the potential to replace these existing power sources, competition in our target markets will also come from these traditional power technologies, from improvements to traditional power technologies and from new alternative power technologies, including various types of fuel cells.  In addition, we can expect the automobile industry to market cars with more efficient gasoline engines, to get more mileage per gallon of gasoline purchased.  A greater mph gasoline fueled vehicle will cause an effective drop in the cost of fuel for a user of such a vehicle and reduce consumer demand for our conversion kits.

We are dependent upon third party suppliers for key materials and components for our products which may be unavailable when needed.  If these suppliers become unable or unwilling to provide us with sufficient materials and components on a timely and cost-effective basis, we may be unable to assemble our products cost-effectively or at all, and our revenues and gross margins would suffer.  To the extent materials need to be tested and replaced to ensure compatibility, we may experience delays in shipping our kits to potential customers.  If suppliers of components of our kits are unable to meet our demand or otherwise fall victim to market forces, we may be forced to find alternate suppliers or be forced to develop the capability of manufacturing one or more of our own components for our conversion kits.  To the extent that we are unable to develop our own manufacturing processes, or to the extent that the processes which our suppliers use to manufacture materials and components are proprietary, we may be unable to obtain comparable materials or components from alternative suppliers, and that could adversely affect our ability to produce commercially viable products. Because one of our intended suppliers of motor controllers has already gone out of business, finding alternate suppliers may result in long delays in manufacture or longer lead times for future orders or may require us to redesign or retool our product.  These may result in the loss or cancellation of orders, which would adversely affect revenues.

We will need to recruit, train and retain key management and other qualified personnel to successfully expand our business.  Our future success will depend in large part upon our ability to recruit and retain experienced research and development, engineering, manufacturing, operating, sales and marketing, customer service and management personnel.  We compete in a new market and there are a limited number of people with the appropriate combination of skills needed to provide the services that our target market will require.  Due to the emerging demand for qualified personnel in this industry, we expect to experience difficulty in recruiting qualified personnel.  If we do not attract such personnel, we may not be able to expand our business.  In addition, new employees generally require substantial training, which requires significant resources and management attention.  Our success also depends upon retaining our key management, research, product development, engineering, marketing and manufacturing personnel.  Even if we invest significant resources to recruit, train and retain qualified personnel, we may not be successful in our efforts.

We may not be able to manage successfully the expansion of our operations.  The pace of our expansion in facilities, staff and operations will place significant demands on our managerial, technical, financial and other resources.  We will be required to make significant investments in our logistics systems and our financial and management information systems, as well as retaining, motivating and effectively managing our employees.  Our management skills and systems currently in place may not enable us to implement our strategy or to attract and retain skilled management, engineering and production personnel.  Our failure to manage our growth effectively or to implement our strategy in a timely manner may significantly harm our ability to achieve profitability.

If we do not properly manage foreign sales and operations, our business could suffer.  We do not expect, initially, to invest our resources in foreign operations.  However, as the price of gasoline is higher in many foreign countries than in the United States, we may determine to explore opportunities in foreign markets if we believe that a substantial portion of our future revenues could be derived from foreign sales of our kits and products.

Such international activities may be subject to inherent risks, including regulatory limitations restricting or prohibiting the provision of our products and services, unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, fluctuations in currency exchange rates, foreign exchange controls that restrict or prohibit repatriation of funds, technology export and import restrictions or prohibitions, delays from customs brokers or government agencies, seasonal reductions in business activity and potentially adverse tax consequences resulting from operating in multiple jurisdictions.  As a result, if we do not properly manage foreign sales and operations, our business could suffer.

We intend to acquire technologies or companies in the future, and these acquisitions could disrupt our business and dilute our stockholders’ interests.  We intend to acquire other companies (and may acquire additional technologies) in the future and we cannot provide assurances that we will be able to successfully integrate their operations or that the cost savings we anticipate will be fully realized.  Entering into an acquisition or investment entails many risks, any of which could materially harm our business, including:
  diversion of management’s attention from other business concerns;
  failure to effectively assimilate the acquired technology, employees or other assets of the acquired company into our  business;
  the loss of key employees from either our current business or the acquired business; and
  assumption of significant liabilities of the acquired company.
If we complete acquisitions, we may dilute the ownership of current stockholders.  In addition, achieving the expected returns and cost savings from our past and future acquisitions will depend in part upon our ability to integrate the products and services, technologies, research and development programs, operations, sales and marketing functions, finance, accounting and administrative functions, and other personnel of these businesses into our business in an efficient and effective manner.  We cannot ensure that we will be able to do so or that the acquired businesses will perform at anticipated levels.  If we are unable to successfully integrate acquired businesses, our anticipated revenues may be lower and our operational costs may be higher.

We have no experience in manufacturing or assembling our products on a large scale basis, and if we do not develop adequate manufacturing and assembly processes and capabilities to do so in a timely manner, we may be unable to achieve our growth and profitability objectives.  We have manufactured and assembled only a limited number of products for prototypes and initial sales, and we have no experience manufacturing or assembling products on a large scale.  Although we will rely in part on third party manufactured, off-the-shelf components for our products, in order to produce our products at affordable prices in the future, we may have to manufacture certain, or all, of our components, in which case we would need to incur the costs associated with developing and operating a manufacturing facility.  In such case, we may not be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market such products.  Even if we are successful in developing our manufacturing capabilities and processes, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our target market.  Our failure to develop these manufacturing processes and capabilities, if necessary, in a timely manner could prevent us from achieving our growth and profitability objectives.

Risk Factors Related To Our Products and Technology

The Company has obtained limited rights to certain intellectual property provided by ICE Conversions, Inc. under the terms of the Assignment and Contribution Agreement dated July 31, 2008.  The Assignment and Contribution Agreement grants us a non-exclusive license to use the technology, processes, formulations, methods, apparatuses, and know-how related to development, marketing or sale of Class 7 or 8, heavy duty, solely battery powered, electric trucks, excluding any hydrogen fueled trucks or other vehicles that are a fuel cell/battery hybrid. (the “Business”) as developed by ICE Conversions, Inc.  This license further provides for the non-exclusive rights to exploit all ideas, improvements, or other information, whether or not patentable and whether or not reduced to practice, made or conceived by ICE employees, which relate solely to the Business.  The rights obtained under this license may be shared with others who have been granted a similar non-exclusive license by ICE Conversions, Inc.  As a result, the non-exclusive nature of this license may lead to conflicts between the Company and others granted similar rights.

We may never complete the development of commercially viable electric drive conversion kits for commercial short haul vehicles and/or other alternative energy applications, and if we fail to do so, we will not be able to meet our business and growth objectives.  We expect to install third party produced/manufactured components in our electric drive systems.  To date, we have no such sales (and only one such system is installed and operational for research and development purposes) and have only been engaged in the business of assembling and marketing electric drive conversion kits for a short period of time.

Because our business and industry are still in the developmental stage, we do not know whether, or when, our products will be suitable for our intended uses, and when we may complete research and development of commercially viable products that meet our business objectives.  If we are unable to find third party produced/manufactured products suitable for our business objectives, we will be unable to meet our business and growth objectives.  If we determine to participate in the development of commercially viable products in order to meet our business goals, and refocus our energies on development and research, and are unsuccessful, we will be unable to meet our business and growth objectives.  Even if we were to be successful, the time to meeting our objectives would be increased substantially.

We expect to face unforeseen challenges, expenses and difficulties as a developing company seeking to be a reseller of third party designed, developed and manufactured new products in each of our targeted markets.  Our future success also depends upon our ability to effectively market our products. We must work at all times to lower the cost of our kits (and installation costs) and demonstrate their reliability and performance, or our target market will be unlikely to purchase our products and we will therefore not generate sufficient revenues to achieve and sustain profitability.  The ultimate cost of our products is not fully tested and known.  We cannot guarantee that we will be able to lower these costs to a level where we will be able to produce and/or sell a competitive product or that any product we produce using lower cost materials and manufacturing processes will not suffer from lower performance, reliability and longevity.

If third party providers are unable to produce and distribute electric vehicles that are competitive with other technologies in terms of price, performance, reliability and longevity, our target market will be unlikely to buy our products.  Accordingly, we would not be able to generate sufficient revenues with positive gross margins to achieve and sustain profitability.

Any failures or delays in field tests of our products could negatively affect our customer relationships and increase our manufacturing costs.  We intend to regularly field test our products and we plan to conduct additional field tests in the future.  Any failures or delays in our field tests could harm our competitive position and impair our ability to sell our products.  Our field tests may encounter problems and delays for a number of reasons, including the failure of our technology, the failure of the technology of others, the failure to combine these technologies properly, operator error and the failure to maintain and service the test prototypes properly.  Many of these potential problems and delays will be beyond our control.  In addition, field test programs, by their nature, may involve delays relating to product roll-out and modifications to product design, as well as third party involvement.  Any problem or perceived problem with our field tests, whether it originates from our technology, our design, or third parties, could hurt our reputation and the reputation of our products and limit our sales.  Such field test failures may negatively affect our relationships with customers, require us to extend field testing longer than anticipated before undertaking commercial sales and/or require us to develop further our technology to account for such failures prior to the field tests, thereby increasing our manufacturing costs.

The components of our products may contain defects or errors that could negatively affect our customer relationships and increase our development, service and warranty costs.  Our products are complex and must meet the stringent technical requirements of our customers.  The software, electrical circuitry and other components used in our conversion kits may contain undetected defects or errors, especially when first introduced, which could result in the failure of our products to perform, damage to our reputation, delayed or lost revenue, product returns, diverted development resources and increased development, service and warranty costs.

Our business may become subject to additional future product certification regulations, which may impair our ability to market our products.  We must obtain product certification from governmental agencies, such as the U.S. Environmental Protection Agency (“EPA”) and the California Air Resources Board (“CARB”), to sell certain of our electric drive systems for vehicles in the United States.  A significant portion of our future sales will depend upon sales of products that are certified to meet existing and future air quality and energy standards.  We cannot assure you that our products will continue to meet these standards.  The failure to comply with these certification requirements could result in the recall of our products or in civil or criminal penalties.

All fuels, including electricity, pose significant safety hazards, and electric vehicles have not yet been widely used under “real-world” driving conditions.  Ensuring that electric fuel is safe for use by the driving public requires that appropriate codes and standards be established that will address certain characteristics of electric and the safe handling of electric fuels.  The development of electric fuel applicable standards is being undertaken by numerous organizations, including the American National Standards Institute, the American Society of Mechanical Engineers, the European Integrated Electric Project, the International Code Council, the International Standards Organization, the National Fire Protection Association, the National Electric Association, the Society of Automotive Engineers, the Canadian Standards Association, the American National Standards Institute and the International Electrotechnical Commission.  Given the number of organizations pursuing electric and fuel cell codes and standards, it is not clear whether universally accepted codes and standards will result and, if so, when.  Although many organizations have identified as a significant priority the development of codes and standards, we cannot assure you that any resulting codes and standards would not materially affect our revenue or the commercialization of our products.

We anticipate that regulatory bodies will establish certification procedures and impose regulations on electric enabling technologies, alt-fuel technologies and hybrid fuel technologies and products which may impair our ability to distribute, install and service our products.  Any new government regulation that affects fuel technologies, whether at the foreign, federal, state or local level, including any regulations relating to installation and servicing of these systems, may increase our costs and the price of our products.  As a result, these regulations may have a negative impact on our business, results of operations and financial condition.

Failure to comply with applicable environmental and other laws and regulations could adversely affect our business and harm our results of operations.  Our product and component suppliers use hazardous materials in research and development and manufacturing processes, and as a result are subject to federal, state, local and foreign regulations governing the use, storage, handling and disposal of these materials and hazardous waste products that are generated.  It is possible that the materials used in assembling the products may also generate hazardous waste products.  Although we believe that our procedures for using, handling, storing and disposing of hazardous materials comply with legally prescribed standards, we cannot completely eliminate the risk of contamination or injury resulting from hazardous materials and we may incur liability as a result of any such contamination or injury. In the event of an accident, including a discharge of hazardous materials into the environment, we could be held liable for damages or penalized with fines, and the liability could exceed our insurance and other resources.  We may incur expenses related to compliance with environmental laws.  Such future expenses or liability could have a significant negative impact on our business, financial condition and results of operations.  Further, we cannot assure you that the cost of complying with these laws and regulations will not materially increase in the future.

We are also subject to various other federal, state, local and foreign laws and regulations.  Failure to comply with applicable laws and regulations, including new or revised safety or environmental standards, could give rise to significant liability and require us to incur substantial expenses and could materially harm our results of operations.

New technologies could render our existing products obsolete.  New developments in technology may negatively affect the development or sale of some or all of our products or make our products obsolete.  A range of other technologies could compete with batter-powered electric vehicles, on which our business is currently focused, including alternative fuel technologies.  Our success depends upon our ability to design, develop and market our products.  Our inability to introduce products that conform to stringent performance requirements and achieve market acceptance in a timely manner could negatively impact our competitive position. New product development or modification is costly, involves significant research, development, time and expense and may not necessarily result in the successful commercialization of any new product.

Changes in environmental policies could hurt the market for our products.  The market for alternative fuel vehicles and equipment and the expected demand for our products will be driven, to a significant degree, by local, state and federal regulations that relate to air quality, greenhouse gases and pollutants, and that require the purchase of motor vehicles and equipment operating on alternative fuels.  Similarly, foreign governmental regulations may also affect our international business, if any.  These laws and regulations may change, which could result in transportation or equipment manufacturers abandoning or delaying their interest in alternative fuel and fuel cell powered vehicles or equipment.  In addition, a failure by authorities to enforce current domestic and foreign laws or to adopt additional environmental laws could limit the demand for our products.  Although many governments have identified as a significant priority the development of alternative energy sources, and fuel cells in particular, we cannot assure you that governments will not change their priorities or that any change they make would not materially affect our revenue or the development of our products.

Rapid technological advances or the adoption of new codes and standards could impair our ability to deliver our products in a timely manner and, as a result, our revenues would suffer.  Our success depends in large part on our ability to keep our products current and compatible with evolving technologies, codes and standards. Unexpected changes in technology or in codes and standards could disrupt the development of our products and prevent us from meeting deadlines for the delivery of products.  If we are unable to keep pace with technological advancements and adapt our products to new codes and standards in a timely manner, our products may become uncompetitive or obsolete and our revenues would suffer.

We depend upon intellectual property and our failure to protect that intellectual property could adversely affect our future growth and success.  Failure to protect our intellectual property rights may reduce our ability to prevent others from using our technology.  We will rely on a combination of patent, trade secret, trademark and copyright laws to protect our intellectual property, which at this stage consists primarily of trade secrets regarding the configuration of off-the-shelf components and energy management technology.  Some of our intellectual property is currently not covered by any patent or patent application.  Patent protection is subject to complex factual and legal criteria that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent.  Accordingly, we cannot be assured that:
  any of the United States, Canadian or other trade secrets and/or patents owned by us in the future or third party trade secrets and/or patents licensed to us will not be invalidated, circumvented, challenged, rendered unenforceable, or licensed to others; or
  any of our future patent applications will be issued with the breadth of protection that we seek, if at all.
In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited, not applied for or unenforceable in foreign countries.

We may enter into third party licenses, which by their terms may limit or preclude us, as the case may be, in the exploitation of certain intellectual property rights.  Although we seek to retain sole ownership of the intellectual property we develop, any alliance with third parties may provide for shared intellectual property rights in certain situations.  Where intellectual property is developed pursuant to our use of technology licensed from a third party, we may be required to commit to provide certain exclusive or non-exclusive licenses in favor of said party, and in some cases the intellectual property may be jointly owned.  We may also enter into agreements with other customers and partners that involve shared intellectual property rights.  Any developments made under these agreements could be available for future commercial use by any party to the agreement.  If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation, and/or be enjoined from using such intellectual property.

We have not conducted formal evaluations to confirm that our technology and products do not or will not infringe upon the intellectual property rights of third parties.  As a result, we cannot be certain that our technology and products do not or will not infringe upon the intellectual property rights of third parties.  If infringement were to occur, our development, manufacturing, sales and distribution of such technology or products may be disrupted.

Some of our proprietary intellectual property is not protected by any patent or patent application, and, despite our precautions, it may be possible for third parties to obtain and use such intellectual property without authorization.  The steps we have taken and may take in the future may not prevent misappropriation of our solutions or technologies, particularly in respect of officers and employees who are no longer employed by us or in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

We may seek to protect our proprietary intellectual property through contracts including, when possible, confidentiality agreements and inventors’ rights agreements with our customers and employees.  We intend to seek to protect proprietary intellectual property in part by confidentiality agreements and, if applicable, inventors’ rights agreements with strategic partners and employees, although such agreements have not been and may not be put in place in every instance.  We cannot guarantee that these agreements will adequately protect our trade secrets and other intellectual property or proprietary rights.  We cannot be sure that the parties that enter into such agreements with us will not breach them, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships.

Our failure to obtain or maintain the right to use certain intellectual property may negatively affect our business.  Our future success and competitive position depends in part upon our ability to obtain or maintain certain proprietary intellectual property used in our principal products.  This may be achieved, in part, by prosecuting claims against others who we believe are infringing our rights and by defending claims of intellectual property infringement brought by others.  While we are not currently engaged in any intellectual property litigation, in the future we may commence lawsuits against others if we believe they have infringed our rights, or we may become subject to lawsuits alleging that we have infringed the intellectual property rights of others.  For example, to the extent that we have previously incorporated third-party technology and/or know-how into certain products for which we do not have sufficient license rights, we could incur substantial litigation costs, be forced to pay substantial damages or royalties, or even be forced to cease sales in the event any owner of such technology or know-how were to challenge our subsequent sale of such products (and any progeny thereof).  In addition, to the extent that we discover or have discovered third-party patents that may be applicable to products or processes in development, we may need to take steps to avoid claims of possible infringement, including obtaining non-infringement or invalidity opinions and, when necessary, re-designing or re-engineering products.  However, we cannot assure you that these precautions will allow us to successfully avoid infringement claims.  Our involvement in intellectual property litigation could result in significant expense to us, adversely affect the development of sales of the challenged Vehicle or intellectual property and divert the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor.  In the event of an adverse outcome in any such litigation, we may, among other things, be required to:
  pay substantial damages;
  cease the development, manufacture, use, sale or importation of products that infringe upon other patented intellectual property;
  expend significant resources to develop or acquire non-infringing intellectual property;
  discontinue processes incorporating infringing technology; or
  obtain licenses to the infringing intellectual property.
We cannot assure you that we would be successful in any such development or acquisition or that any such licenses would be available upon reasonable terms, if at all.  Any such development, acquisition or license could require the expenditure of substantial time and other resources and could have a material adverse effect on our business, results of operations and financial condition.

Any involvement in future intellectual property litigation could negatively affect our business.  Our future success and competitive position depend in part upon our ability to obtain or maintain the proprietary intellectual property used in our principal products.  In order to establish and maintain such a competitive position we may need to prosecute claims against others who we believe are infringing our rights and defend claims brought by others who believe that we are infringing their rights.  Our involvement in intellectual property litigation could result in significant expense to us, redirect our energies and resources, adversely affect the sale of any products involved or the use or licensing of related intellectual property and divert the efforts of our technical and management personnel from their principal responsibilities, regardless of whether such litigation is resolved in our favor.  If we are found to be infringing on the intellectual property rights of others, we may, among other things, be required to:
  pay substantial damages;
  cease the development, manufacture, use, sale or importation of products that infringe upon such intellectual property rights;
  discontinue processes incorporating the infringing technology;
  expend significant resources to develop or acquire non-infringing intellectual property; or
  obtain licenses to the relevant intellectual property.
We cannot offer any assurance that we will prevail in any such intellectual property litigation or, if we were not to prevail in such litigation, that licenses to the intellectual property that we are found to be infringing upon would be available on commercially reasonable terms, if at all.  The cost of intellectual property litigation as well as the damages, licensing fees or royalties that we might be required to pay could have a material adverse effect on our business and financial results.

Risk Factors Relating to Our Business

Our independent registered public accounting firm has issued its audit opinion on our consolidated financial statements appearing in this prospectus, including an explanatory paragraph as to an uncertainty with the respect to the Company’s ability to continue as a going concern.  The report of Li & Company, PC, our independent registered public accounting firm, with respect to our consolidated financial statements and the related notes for the fiscal year ended July 31, 2008, indicates that at the date of their report, we had suffered significant losses from operations and had a working capital deficit, which raises substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty.

We are subject to the requirements of section 404 of the Sarbanes-Oxley Act. Material weaknesses identified in the course of compliance with Section 404 and the costs of remediation of these weaknesses could materially adversely affect our profitability, stock price and results of operations and financial condition.  We are required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, which require us to maintain an ongoing evaluation and integration of the internal controls of our business.  We are required to document and test our internal controls and certify that we are responsible for maintaining an adequate system of internal control procedures for the year ended July 31, 2010.

We evaluated our existing controls for the fiscal year ended July 31, 2008.  Our Certifying Officer identified material weaknesses in our internal control over financial reporting and determined that we did not maintain effective internal control over financial reporting as of July 31, 2008.  The identified material weaknesses did not result in material audit adjustments to our 2008 financial statements; however, uncured material weaknesses could negatively impact our financial statements.  A material weakness in the effectiveness of our internal controls over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.  We identified areas requiring improvement, and we need to design enhanced processes and controls to address issues identified through this review.  We are unaware of the cost to implement the enhanced processes and controls and have no assurances of succeeding in their implementation.

Our independent registered public accounting firm will be required to opine on those internal controls and management’s assessment of those controls in connection with our financial statements for the fiscal year ending July 31, 2010.  Our independent registered public accounting firm may report material weaknesses in connection with the presentation of our financial statements.

The material weaknesses in our existing controls could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.  Further, we believe that the out-of-pocket costs, the diversion of management’s attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant.  The time and costs associated with such compliance could adversely affect our results of operations.

Limited Experience.  We and our management have limited experience in operating electric drive train assembly, installation and servicing businesses.  We contemplate that we will retain experienced personnel to provide all or a portion of day-to-day operational experience.  Prospective investors should be aware that no assurance can be given that we will be able to successfully find or retain experienced personnel.

Currently, we have no customers or production capability.

We could fail to attract or retain key personnel.  Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel.  Competition is intense for these types of personnel from other companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have.  We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all.  Our failure to attract and retain qualified personnel could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We depend upon our senior management and the loss or unavailability of any one of them could put us at a competitive disadvantage.  Our success depends upon, among other things, the skills of certain key management and technical personnel, including Lawrence Weisdorn, our President and Chief Executive Officer, Donald Hejmanowski, our Vice President of Finance and Business Development, and Markus P Herm, Operations Manager. Messrs. Weisdorn and Hejmanowski each have employment contracts with us, and Mr. Herm provides consulting services to us as an “independent contractor” on a part-time basis.  While the contracts for Messrs. Weisdorn and Hejmanowski contain provisions for full-time employment, there can be no assurances that either man will be able to provide his services on a full-time basis if needed.  Moreover, the loss of the part-time services of Mr. Herm could adversely affect our business because of the cost and time necessary to replace and train a replacement.  Such a loss would also divert management’s attention away from operational issues.

Risks Relating to Our Industry

We will incur product liability risk for the products we intend to sell.  Engine failure or accidents that results from inherent product defects, or from improper installation, use and/or maintenance, could result in significant harm and/or death for persons operating a vehicle with our product installed.  While we intend to insure against product liability and related liabilities, we cannot predict with certitude whether or not the insurance will be adequate for future claims.  Also adequate insurance may not be affordable or available to us.  To the extent we are not adequately insured, we will not initially have the financial strength to withstand suits and the business may fail for being underinsured.

Because battery-powered vehicles have not yet been fully accepted by our intended customers, we face barriers to acceptance of our products which means we may never generate significant revenues.  Our business requires growth in demand for battery-powered vehicles.  There is resistance to accepting new products, in particular until such products have a proven record of safety and cost-effectiveness.  Consequently, we may not be able to sustain marketplace presence long enough to experience customer acceptance of electricity to replace combustion engines to power vehicles.  Without acceptance of battery-powered vehicles, acceptance of our products will not result.

If we enter into strategic partnerships for production, sale or maintenance of our products, and the terms of such strategic partner relationships may be uncertain.  We may enter into relationships with strategic partners for design, product development, distribution and/or installation and maintenance of our products.  Some of these relationships may not be documented by a definitive agreement, and where definitive agreements might govern the relationships, we expect the terms and conditions of many of these agreements to allow for termination by the partners.  We cannot assure you that we will be able to successfully negotiate and execute definitive agreements with any of these potential partners.  Termination of any of these agreements could adversely affect our ability to design, develop and distribute our product to the marketplace.

We currently face and will continue to face intense competition.  Our products face and will continue to face significant competition. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive, overpriced or obsolete.  Other companies, many of which have substantially greater resources, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of our products and technologies.  Increases in the market for alternative fueled vehicles may cause OEMs to find it advantageous to develop and produce their own electric vehicles rather than purchase the products from us. In addition, greater acceptance of alternative fuel engines or fuel cells may result in new competitors.  Furthermore, there are competitors, including OEMs, working on developing other fuel cell technologies in our targeted markets.  A large number of corporations, national laboratories and universities in the United States, Canada, Europe and Japan possess fuel cell technology and/or are actively engaged in the development and manufacture of fuel cells.  Each of these competitors has the potential to capture market share in various markets, which would have a material adverse effect on our position in the industry and our business, and financial condition.  Many of our competitors have financial resources, customer bases, businesses or other resources which give them significant competitive advantages.

Because we face intense competition from larger and better established companies that have more resources than we do, we may be unable to develop our business plan or generate revenues.  We will compete both with manufacturers of end-use vehicles in which alternate and/or electric fueled systems are already in place (for example, Toyota’s Prius) as well as after-market vehicle product manufacturers who decide to enter the conversion kit market, who are well-established, have name brand recognition, already have excellent relationships with purchasers of other products, and are better financed. Some of the competitors are regional, some are national and/or international businesses.  Moreover, as automotive manufacturing companies enter into the alternative fuel technology and product businesses, we can expect to see more competition in the market, as well from direct manufacturers of electric fueled engines.  There is no guarantee that we will be able to compete effectively, at competitive costs, with third parties.  Many of our competitors may have longer operating histories, greater financial, technical, and marketing resources, and enjoy existing name recognition and customer bases.  New competitors may emerge and rapidly acquire significant market share.  In addition, new technologies likely will increase the competitive pressures we face.  Competitors may be able to respond more quickly to technological changes, competitive pressures, or changes in consumer demand.  As a result of their advantages, our competitors may be able to limit or curtail our ability to compete successfully.

Risks Associated with our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares. There is currently no active trading market for our common stock and such a market may not develop or be sustained.  If a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.  If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors.  In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

We currently owe an outstanding balance to our transfer agent and there is no guarantee that any future stock transfers will be completed.  We currently owe an outstanding balance to our transfer agent and will incur additional costs when shares are sold pursuant to this offering.  Our failure to pay the transfer agent puts us and the selling stockholders in a position where sales cannot be settled when the offering goes effective until the transfer agent is paid in full.  Failure to settle transfers is a serious matter and could subject the Company as well as the selling stockholders to liability.  It also could mean that purchasers of Common Stock in this offering will suffer delays in registering the shares which could result in financial loss to the purchasers.  In turn, the Company and selling stockholders could become liable for those losses as well.  This situation could result in embarrassment to the Company and a negative market perception that could adversely affect the value of the Common Stock and the development of a trading market.

The offering price of our common stock in this offering was determined by us and not by any valuation or negotiation; and the availability of a substantial number of shares of our common stock into the public market  may result in significant downward pressure on the price of our common stock. We and the selling stockholders intend to sell shares of our common stock directly to the public at a price that was determined by us, without negotiation with an underwriter or any third party, and without any valuation made by any independent person.  Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops.  When this registration statement is declared effective, we and the selling stockholders may be selling up to 1,249,740 shares of our common stock.  As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale, which could have an adverse effect on the price of our common stock.  Additionally, by approximately January 1, 2010, all of the remaining shares of our common stock that are presently issued and outstanding may become available for resale under Rule 144.  Future sales of common shares could cause our share price to fall and reduce the value of a stockholder’s investment.  In particular, if our principal stockholders sell substantial amounts of their common shares in the public market, the market price of our common shares could fall.  Also the perception among investors that these sales may occur could have a similar effect.  Share price declines may be exaggerated if the low trading volume that our common shares are expected to experience.  Moreover, our future capital raising activities may be at prices that are less than the offering price, which would also produce downward pressure on the market price of our common stock.  Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others.  Any such short sales could place further downward pressure on the price of our common stock.  As a result of any such decreases in price of our common stock, purchasers who acquire shares in this offering may lose some or all of their investment.  These factors could also make it more difficult for us to raise additional funds through future offerings of our common shares or other securities.

The amount of shares of our common stock held by management may deter takeover attempts opposed by management, which may in turn limit the opportunity of our stockholders to sell their shares at a premium to the then current market price.  Our common stock is primarily owned by our management, which would make it difficult for a third party to gain enough shares to effectuate a takeover of us and a change in control.  Any deterrent to a change in control could have the effect of making it less likely that the holders of our common stock would receive a premium price for their shares in an acquisition.  In addition, any deterrent to a change in control could make it more difficult for us to replace our management, even if our management's performance were to be unacceptable.

We are authorized to issue preferred stock, which could adversely affect the value of shares of our common stock. Our Articles of Incorporation authorize us to issue up to 1,000,000 shares of preferred stock.  Our Board of Directors could designate and issue preferred stock, in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by stockholders.  Terms of preferred stock could include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion, redemption rights, and sinking fund provisions.  The designation of preferred stock could have a material adverse effect on the rights of holders of our common stock, and, therefore, could reduce the value of shares of our common stock.  In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to a third party.  The ability of the Board of Directors to issue preferred stock could have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of us or a change in our control, thereby preserving control by the current management.

Our common stock is deemed to be a “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.  Our common stock is deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the 1934 Act, as amended.  This classification reduces the potential market for our common stock by reducing the number of potential investors.  This would be detrimental to the development of active trading in our stock and make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them.  This could also cause our stock price to decline or impede any increase in price. Penny stocks are stocks:
  with a price of less than $4.00 per share;
  that are not traded on a "recognized" national exchange; or
  in issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $10 million (if in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.  Many broker-dealers will not offer penny stocks to their clients.  Moreover, many investors are disinclined to purchase penny stocks.

A limited number of stockholders collectively own a significant portion of our common shares and may act, or prevent corporate actions, to the detriment of other stockholders.  A limited number of stockholders, including our founders and members of the Board of Directors and our management, currently own a significant portion of our outstanding common shares.  These persons currently own more than 80% of our outstanding common shares.  Accordingly, these stockholders may, if they act together, exercise significant influence over all matters requiring stockholder approval, including the election of a majority of our directors and the determination of significant corporate actions.  This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

Our articles of incorporation could be amended at any time by a small group of persons, who control over 50% of the our shares, to issue an unlimited number of common and preferred shares, and significant issuances of common or preferred shares could dilute the share ownership of our stockholders, deter or delay a takeover of us that our stockholders may consider beneficial or depress the trading price of our common shares.  Our articles of incorporation do not currently permit us to issue an unlimited number of common and preferred shares, but a small number of stockholders, who own large blocks of shares, could amend the articles to allow for an issuance of a greater number of common shares and authorize the issuance of preferred shares.  If we were to issue a significant number of common shares, it would reduce the relative voting power of previously outstanding shares.  Such future issuances could be at prices less than certain stockholders paid for their common shares.  If we were to issue a significant number of common or preferred shares, these issuances could also deter or delay an attempted acquisition of us that a stockholder may consider beneficial, particularly in the event that we issue preferred shares with special voting or dividend rights.  While certain national securities exchanges require a company to obtain stockholder approval for significant issuances, we are not subject to these requirements.  Significant issuances of our common or preferred shares, or the perception that such issuances may occur, could cause the trading price of our common shares to drop.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering. We do not currently anticipate declaring and paying dividends to our stockholders in the near future.  It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock.  There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Stockholders would likely receive little or nothing if we liquidate our assets and distribute the proceeds.  The stockholders would likely receive little or nothing if we were to liquidate our assets and distribute the proceeds.  The maximum amount of proceeds that we could receive in this offering will possibly be insufficient to pay our working capital deficit in full.

After this offering, we anticipate having a very small amount of working capital, and our long-term assets have an unproven value.  In a liquidation of our business, the holders of shares of our common stock would likely receive nothing.

RELIANCE ON INFORMATION ONLY IN THIS PROSPECTUS

Please read this prospectus carefully. You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.  In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements.

DESCRIPTION OF BUSINESS

Corporate History

We were originally incorporated in the State of Nevada on July 15, 2002.  Our name was changed from DSE Fishman, Inc. to Force Fuels, Inc. on May 13, 2008.  Unless the context otherwise requires, the "Company", "Force Fuels", “we”, “our”, “ours”, and “us” refer to Force Fuels, Inc. and our wholly-owned subsidiary, Great American Coffee Company, Inc.  Great American Coffee Company, Inc. is inactive and holds no assets.

We entered into an Assignment and Contribution Agreement with ICE Conversions, Inc. (“ICE”) effective July 31, 2008 (the “Assignment and Contribution Agreement”) whereby ICE transferred assets to us in consideration for (i) 1,000,000 shares of our common stock and (ii) a promise to make future cash payments totaling $400,000, payable in two separate installment payments of $100,000 and $300,000, due on or before March 15, 2009 and June 15, 2009, respectively.  The Assignment and Contribution Agreement supersedes and renders void and of no force or effect whatsoever the Joint Venture Agreement entered into on May 12, 2008 by and between us and ICE.  On January 31, 2009, the parties mutually agreed to amend the payment terms of the Assignment and Contribution Agreement with respect to our cash payment to ICE in the amount of $400,000 as follows:

Force Fuels shall make eight (8) separate installment payments, each in the amount of $50,000, due on or before the last day of each quarter of Force Fuel’s fiscal year, commencing with the first installment due on or before April 30, 2010 and the eighth and final payment due on or before January 31, 2012.

All other terms and obligations as set forth in the Agreement shall remain as originally stated.

Overview

We are a manufacturer of electric drive systems for installation in short-haul commercial trucks.  We are currently in the process of building prototypes to market to our potential customers.  We combine components purchased from various suppliers and partners, integrating all of the parts into complete electric drive systems that we intend to sell both direct to end users, such as commercial truck fleets for retro-fit conversion, and to truck manufacturers for inclusion in their original equipment.  The electric drive systems are an alternative to fossil fuels for short-haul commercial truck operators.  The drive systems utilize a proprietary battery management system that is intended to prolong the useful life expectancy of the battery packs.

We had no operations prior to the transfer to us on July 31, 2008 of assets and a technology license pursuant to the Assignment and Contribution Agreement with ICE.  The Assignment and Contribution Agreement grants us a non-exclusive license for the use of certain electric drive technologies developed by ICE.  We are obligated to make future payments to ICE aggregating $400,000 for those assets.  In the event that we default in our payment obligation, our principal assets could be foreclosed upon, and we would be unable to continue to operate our business.

Industry Overview

The battery-powered electric vehicle industry is an emerging industry characterized by numerous small early stage companies and traditional manufacturers.  We compete only in the short haul, light and heavy-duty commercial batter-powered electric truck market.  The commercial electric truck market may be helped by increases in fuel cost, improvements in battery pack performance, sensitivity to global warming and changes to California's diesel exhaust emission standards that go into effect in 2010.

We estimate that in the U.S. alone, the potential market for conversions of Class 7 & 8 intra-city delivery trucks is about 180,000 conversions per year.   Short-haul, intra-city diesel delivery trucks make multiple stops and can spend hours each day idling and spewing soot and other pollutants.  We believe environmentally friendly trucks can make a big difference in helping clean the air.

Target Market

Our target market includes short-haul trucking fleets that travel less than 100 miles per day before returning to their dispatch yards.  Our primary focus will be on trucks that load and unload and whose emissions are government regulated.

Business Strategy

Our strategy is to be a leading provider of electric drive systems for installation in short haul commercial truck vehicles, that will allow them to run 100% on electric battery power.  We will install provide retrofit conversion (kits) directly to end-users and supply our electric drive systems to OEMs.  Elements of our business strategy include the following:
  Initially We are Entering the Local Markets- We believe the local Southern California market area is well-suited to serve as the initial entry point for our marketing and sales effort due to both our operations being located in the Los Angles area and the large potential customer base. We believe this strategy facilitates our providing customer support and our effective deployment of resources. We intend to seek geographic expansion in the future. We are in the early planning stages to enter the European market.
  Focus on Short Hauling- We believe that our electric drive systems in battery-powered vehicles are a viable alternative energy solution for the short haul trucking industry.
  Promoting the potential Cost Savings Advantages and Environmental Advantages-We believe battery-powered vehicles can provide cost advantages and lower emissions as compared with combustion engines.  We plan to emphases the above-mentioned advantages in our marketing, sales and promotional campaigns.
Products

We combine components purchased from various suppliers and partners, integrating all of the parts into complete electric drive systems that we intends to sell both directly to end users, such as commercial truck fleets for retro-fit conversion, and to truck manufacturers for inclusion in products they manufacture.

Our electric drive systems will be installed in short-haul commercial trucks, allowing them to run on 100% on electric battery power.  Our product utilizes a proprietary battery management system, which is expected to extend the life expectancy of the battery packs.

Competition

The alternative energy vehicle market is a highly fragmented and competitive, characterized by numerous small and early stage companies.  We compete directly with short haul truck manufacturing companies of hybrid electric and all- electric and electric vehicles and suppliers of components and power train systems for commercial truck vehicles that include: UK –based: Smith Electric Vehicle that is investing $ 30 million dollars to launch alternative-fuel vehicles in the United States, Electrorides with their Zero Truck class 4 delivery truck and Balgon which is involved in the marketing of all electric short-haul trucks. Others include Electric Truck, LLC, ISE Corp. with their hybrid bus and truck offerings and Azure Dynamics also with a hybrid product.

We compete to a lesser extent with major truck manufacturers such as Peterbilt, Mack Trucks, Ford and Volvo.

Licenses

We hold a perpetual, non-exclusive license from ICE Conversions, Inc. ("ICE") to its technology, processes, formulations, methods, apparatuses, and know-how related to development, marketing or sale of truck conversions of Class 7 or 8, heavy duty trucks to battery-powered, excluding any hydrogen fueled trucks or other vehicles that are a fuel cell/battery hybrid.  Although the license is "perpetual" in accordance with its terms, we are obligated to make future payments to ICE aggregating $400,000 for other assets purchased from ICE.  In the event that we default in our payment obligation, all of our principal assets, including this license, could be foreclosed upon, and we would be unable to continue to utilize the licensed technology as well as unable to operate our business.

Trademarks and Patents

We do not have any trademarks or patents.

Need for Government Approval of Principal Products or Services

In order to sell our products, we will be required to obtain emissions and durability certifications from the U.S. Environmental Protection Agency and the California Air Resources Board.  Local government rules may require additional government approvals.

Research and Development During Last Two Fiscal Years

During the last two fiscal years, ICE Conversions, or licensor, has developed its heavy duty electric drive train technology to the point where we believe that it is an economically viable solution for replacing diesel engines in short haul trucks that require a maximum daily range of 100 miles.

Cost and Effects of Compliance with Environmental Laws

The Companies product is a zero emission electric drive train that we believe will have minimal to no cost for compliance with Environmental Laws.

Employees

We currently have two (2) full-time management employees.

Subsidiaries

Great American Coffee Company remains a wholly-owned subsidiary with no current operations.

DESCRIPTION OF PROPERTY

Force Fuels has a month to month lease for approximately 1,000 sq. ft. located at 22525 Pacific Coast Highway, Malibu, CA.  Force Fuels has sole possession of the office.

USE OF PROCEEDS

We will incur all costs associated with this registration statement and prospectus.  We will receive proceeds, before offering costs, of up to $840,000 from the sale of up to 210,000 shares of our common stock.  We will not receive any proceeds from the sale of shares of common stock by the selling security holders.  We will use any proceeds received to fund additional research and development as well as to pay down existing debt obligations of the Company.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined by us.  The offering price bears no relationship whatsoever to our assets or earnings.  Among factors considered by us were internal forecasts and future growth potential.

DILUTION

The offering price of our common stock is substantially higher than our book value per share of common stock as of October 31, 2008.  In fact, prior to this offering, we have a negative book value per share of common stock, and even if we were to sell all of the shares offered by us, we would anticipate having little or no book value.  In either case, investors will incur substantial, immediate dilution up to the entire purchase price paid in terms of book value per share of common stock.

IMPACT OF “PENNY STOCK” RULES

Our common stock is deemed a "penny stock."  The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $4.00 per share, or that is not traded on a "recognized" national exchange; or that was issued by a company with net tangible assets less than $10 million (if in continuous operation for less than three years) or $2 million (if the issuer has been in continuous operation for at least three years) or with average revenues of less than $6 million for the last three years.

For any transaction involving a penny stock, unless exempt, the rules require:
  that a broker or dealer approve a person's account for transactions in penny stocks; and
  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
In order to approve a person's account for transactions in penny stocks, the broker or dealer must:
  obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:
  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.
  disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.
These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and limit the marketability of our common stock.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the Selling Stockholders.  The term “Selling Stockholders” includes the persons and entities named below, and their transferees, pledges, donees, or their successors.  We will file a supplement to this prospectus to name any successors to the Selling Stockholders who will use this Prospectus to resell their securities.  We will not receive any proceeds from the resale of the common stock by the Selling Stockholders.

 Table 1.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus	Percent owned as of the date of this prospectus * represents less than one percent	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete * represents less than one percent	Position, office or other material relationship to us within last three years

Thomas Hemingway	900,000	11.7%	100,000	10.1%	Chairman from May 9, 2006 to the present. Previously served as Chief Executive Officer and Chief Financial Officer of the Registrant from May 9, 2006 to October 21, 2008
Gary Cohee	880,000	11.5%	100,000	10.2%
Lawrence Weisdorn	2,500,000	32.5%	80,000	30.7%	President, Chief Executive Officer, Chief Financial Officer and Director from October 21, 2008 to the present.
Donald Hejmanowski	1,200,000	15.6%	100,000	13.9%	Secretary, Vice President of Business Development and Director from October 21, 2008 to the present.
ICE Conversions, Inc.	1,000,000	13.0%	200,000	10.1%
Agegian Family Trust	16,380	*	3,000	*
Terry Antonelli	12,300	*	2,000	*
Blue Bird Springs Ventures	40,000	*	10,000	*
Breuklander Family Revocable Trust	32,068	*	10,000	*
Lester Bruno	600	*	600	*
Burley Trust	9,000	*	1,500	*
Don Carrig	3,000	*	1,000	*
Bruce Caspari	5,000	*	1,000	*
Richard Chapman	6,000	*	6,000	*
Bruce Cleveland	5,000	*	1,000	*
Tyler Cohee	30,000	*	10,000	*
James and Patricia Cowles Trust	33,480	*	10,000	*
James Davis	54,500	*	10,000	*
Doug Decinces	10,000	*	5,000	*
Patricia Diaz	1,000	*	1,000	*
Marcel Dongo	12,068	*	2,068	*
Dunn Family Trust	110,240	1.4%	25,000	1.1%
Dykes Trust	6,000	*	1,000	*
Robert Edmundson	43,068	*	10,000	*
Engen Family Trust	41,680	*	10,000	*
Barry Fagan	90,000	*	90,000	*
The Foxcroft 2004 Family Trust	16,068	*	3,000	*
Ronald and Margaret Fredson Family Trust	12,068	*	2,068	*
Palaut Management, Inc.	50,000	*	10,000	*

Elizabeth Hemert	4,000	*	1,000	*
Joseph Hinshaw	7,000	*	7,000	*
Hjelmstrom Trust	30,000	*	10,000	*
Richard Hutt	50,000	*	10,000	*
Scott Jackson	15,000	*	5,000	*
The Johnson Family Trust	10,004	*	2,000	*
Ryan Kane	11,000	*	2,000	*
Louis Alfred Kridle 1994 Family Trust	12,500	*	12,500	*
Stuart Ledsam	27,068	*	10,000	*
Aaron Levin	400	*	400	*
Tom Libby	3,000	*	1,000	*
Richard Logoteta	10,517	*	2,000	*
Dennis Lund	6,000	*	6,000	*
Clay Massey	4,000	*	1,000	*
Wallace Massey	4,000	*	1,000	*
Judy Mayberry	2,000	*	2,000	*
George McCanahan	5,000	*	5,000	*
Paul McGaffigan	10,000	*	10,000	*
Kenneth Miller	16,000	*	10,000	*
Moore Trust	10,004	*	10,004	*
Bill Moore	1,000	*	1,000	*
Adam Morris	1,000	*	1,000	*
Frank Moy	22,068	*	10,000	*
Lou Murdica	3,000	*	1,000	*
Rick Murdica	3,000	*	1,000	*
Bond L. Nichols Trust	10,000	*	10,000	*
David Noyes	10,000	*	1,000	*
Tom Parker	15,000	*	10,000	*
Michael Perisi	29,184	*	10,000	*
Pomeroy Trust	9,840	*	2,000	*
Chris Robinson	6,000	*	6,000	*
Charles Roy	2,000	*	2,000	*
Jessica Savage	400	*	400	*
Josh Savage	400	*	400	*
Tony Savage	400	*	400	*
Kurt Schneiter	5,000	*	1,000	*
Mike Shepard	4,000	*	1,000	*
Robert Skidmore	11,000	*	5,000	*
Smallwood Family Revocable Trust	17,500	*	17,500	*
Holt Smith	2,000	*	2,000	*
Cutis W. Spencer III Family Trust	9,000	*	1,500	*
Jeanne W. Spencer Trust	9,000	*	1,500	*
Robert Stonick	6,000	*	6,000	*
David Swift	7,110	*	1,000	*
George Thomas	5,000	*	5,000	*
The Valeriano Family Trust	6,000	*	2,000	*
Walter Vukecevich	9,000	*	1,500	*
The Weiner Trust	6,068	*	2,000	*
Christa Weisdorn	8,000	*	2,000	*
Erika Weisdorn	400	*	400	*
Lee Williams	15,000	*	5,000	*
Gary Wolfe	25,000	*	25,000	*
James Yokoi	5,000	*	1,000	*

All of the shares offered by this prospectus may be offered for sale, from time to time, pursuant to this prospectus, in one or more private transactions, in solicited broker-dealer transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at the fixed price of $4.00 per share for the duration of this offering.  We and the selling stockholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents.  The compensation to a particular broker-dealer may be in excess of customary commissions.  Each of the selling stockholders has been declared an "underwriter" within the meaning of the Securities Act in connection with each sale of that selling stockholder's shares.  The selling stockholders will pay all commissions, transfer taxes and other expenses associated with their sales.

Each selling stockholder acquired all his, her or its shares in a private transaction made reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  Shares were issued and sold to friends and family and issued in exchange for professional services rendered.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous basis for a period of nine months after this registration statement is declared effective.  We or the selling stockholders may, from time to time, sell all or a portion of the shares of common stock.  This offering will be commenced promptly upon initial effectiveness of such registration statement, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock by us will be borne by us.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock by selling stockholders will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Our common stock is not currently listed on any national exchange or electronic quotation system.  Because there is currently no public market for our common stock, the shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by the broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(d) privately negotiated transactions; and

(e) a combination of any aforementioned methods of sale.

Brokers or dealers may receive commissions or discounts from us or the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

In effecting sales, brokers and dealers engaged by us or the selling stockholders may arrange for other brokers or dealers to participate.

Upon a sale of the shares of common stock, we or the selling stockholder, as the case may be, intends to comply with the prospectus delivery requirements under the Securities Act, by delivering a prospectus to each purchaser in the transaction.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing any additional or changed material information with respect to the plan of distribution not previously disclosed herein.  We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

In the event of the transfer by any selling stockholder of his or her shares to any transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5.

We and the selling stockholders are distribution participants pursuant to Regulation M under the Securities Exchange Act of 1934.  The anti-manipulation provisions of Regulation M will apply to purchases and sales of shares of common stock by us or the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, we and selling stockholders and agents of either may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, a selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place.

The selling stockholders and any broker-dealers or agents that participate with us or the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

INVESTOR SUITABILITY STANDARDS

The shares will be sold only to investors each of whom has either -

(A)  a minimum net worth of at least $75,000 and had minimum gross income of $50,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $50,000 during the current tax year,

or

(B)  a minimum net worth of $150,000 or more,

provided that, in either case, the investment shall not exceed 10 percent of the net worth of the investor.

Net worth shall be determined exclusive of homes, home furnishings and automobiles, and assets included in the computation of net worth shall be valued at not more than fair market value.

DESCRIPTION OF SECURITIES

Authorized Capital

Our authorized capital consists of 100,000,000 shares of Common Stock, par value $0.001 and 1,000,000 shares of Preferred Stock, par value $0.001.  7,682,763 shares of common stock and no shares of preferred stock were issued and outstanding as of June 15, 2009.

Common Stock

Common Stock may be issued by the Board with or without the consent of stockholders.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Preferred Stock

Preferred Stock may be issued in one or more series with terms determined by the Board from time to time.  The Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

The capital stock of this corporation shall be non-assessable and shall not be subject to assessment to pay the debts of the corporation.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividends

We have not paid any cash dividends on our common stock.  We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future.  Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.  We may in the future enter into agreements that restrict our ability to pay cash dividends.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 1,249,740 outstanding common shares registered for sale by us and the selling stockholders in accordance with the Securities Act of 1933.  To the extent sold in this offering to non-affiliates of us, those shares will be available for resale.

In addition, by approximately January 1, 2010, the remainder of our presently issued and outstanding shares of common stock may become available for resale under Rule 144.

Prior to this registration, no public trading market has existed for shares of our common stock.  The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

Standard Registrar and Transfer Company
12528 South 1840 East
Draper, Utah 84020

INTEREST OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements of Force Fuels, Inc. as of July 31, 2008 and 2007 and for the period from July 15, 2002 (Inception) through July 31, 2008, included elsewhere in this prospectus, have been audited by Li & Company, PC, our independent registered public accounting firm, and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

Li & Company, PC, was paid or is to be paid in cash for all services rendered for us.  Li & Company, PC, has no direct or indirect interest in us.

The Yocca Law Firm LLP will be issuing an opinion as to the validity of the issuance of our Common Stock.  Such opinion is not whatsoever an opinion as to truth or accuracy of this prospectus or any other matter.  The law firm presently owns fifty thousand (50,000) shares of our Common Stock and we are currently indebted to The Yocca Law Firm LLP in the approximate amount of $66,000.  The amount of indebtedness includes promissory notes issued to The Yocca Law Firm LLP in the aggregate amount of $49,689.94.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names and ages of our directors and executive officers are set forth below.  Our Bylaws provide for not less than one and not more than 7 directors.  All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Directors and Executive Officers

Name	Age	Positions and Offices with Us
Lawrence Weisdorn (1)	50	President, Chief Executive Officer, Chief Financial Officer and Director

Donald Hejmanowski (2)	49	Secretary, Vice President of Business Development and Director

Thomas C. Hemingway (3)	52	Chairman and Former President, Chief Executive Officer and Chief Financial Officer

(1) Pursuant to an employment agreement dated October 21, 2008, Lawrence Weisdorn was appointed President, Chief Executive Officer and Chief Financial Officer.  Mr. Weisdorn was elected as a director concurrently therewith.

(2) Pursuant to an employment agreement dated October 21, 2008, Donald Hejmanowski was appointed Secretary and Vice President of Business Development.  Mr. Hejmanowski was elected as a director concurrently therewith.

(3) Thomas C. Hemingway resigned from his positions as President, Chief Executive Officer and Chief Financial Officer effective October 21, 2008.  Mr. Hemingway remains Chairman of the Board of Directors.

Biographies

Lawrence Weisdorn (50) – Mr. Weisdorn has served as the President, Chief Executive Officer, Chief Financial Officer and Director of the Registrant from October 21, 2008 to the present.  Mr. Weisdorn serves as the Chairman and Chief Operating Officer of Vision Industries Corp., a Florida corporation formerly known as Cheetah Consulting, Inc., from December 15, 2008 to the present.  Vision Industries Corp. is a provider of hydrogen fuel cell/plug-in electric powered vehicles and turnkey hydrogen fueling systems.  Vision's proprietary hydrogen fuel cell/plug-in electric drive system combines the superior acceleration of a battery powered electric vehicle with the extended range provided by a hydrogen fuel cell.  Please note the risk factor entitled “Investors should not interpret the success of Vision Industries Corp. or any of the Company’s other competitors to have any bearing on the likely success of our Company.” Mr. Weisdorn also serves as the Chairman, President and Chief Executive Officer of Ice Conversions, Inc., a California corporation, from November 2005 to the present.  Ice Conversions, Inc. is in the business of developing electric drive systems for installation in short-haul commercial trucks.  Previously, from 2000 to 2005, Mr. Weisdorn was the Co-founder, Chief Executive Officer and a Director of MEMS USA, Inc, a Nevada corporation.  MEMS USA, Inc., was a developer and manufacturer of advanced engineered products, systems and services for the energy sector including the development of profitable, biorenewable energy refineries.  December 2006, MEMS USA, Inc. was renamed Convergence Ethanol, Inc.

Donald Hejmanowski (49) – Mr. Hejmanowski has served as the Secretary, Vice President of Business Development and Director of the Registrant from October 21, 2008 to the present.  Mr. Hejmanowski serves as the Vice President of Corporate Communications and Director of Vision Industries Corp., a Florida corporation formerly known as Cheetah Consulting, Inc., from December 15, 2008 to the present.  Vision Industries Corp. is a provider of hydrogen fuel cell/plug-in electric powered vehicles and turnkey hydrogen fueling systems.  Vision's proprietary hydrogen fuel cell/plug-in electric drive system combines the superior acceleration of a battery powered electric vehicle with the extended range provided by a hydrogen fuel cell.  Mr. Hejmanowski also serves as the Vice President of Finance and Director of Ice Conversions, Inc., a California corporation from November 2005 to the present. Ice Conversions, Inc. is in the business of developing electric drive systems for installation in short-haul commercial trucks.  Mr. Hejmanowski has also served as the Secretary, Treasurer and Director of H Y D, Inc., a Nevada corporation from 2002 to the present. H Y D, Inc. is in the business of providing consulting services. Previously from 2006 to 2009, Mr. Hejmanowski served as a Director of US Farms, Inc., a Nevada corporation. US Farms, Inc. is a diversified commercial farming and nursery company.  Previously, from 2006 to 2007, Mr. Hejmanowski served as a Director of Cyclone Energy, Inc., a California corporation.  Cyclone Energy, Inc. develops, distributes, and markets alternative and hydrogen fuels and offers closed-loop pollution-free transportation solutions. Mr. Hejmanowski also served as a Director of LitFunding Corp. from 2005 to 2006. LitFunding Corp. provides funding for litigation primarily for plaintiffs’ attorneys. From 2002 to 2005, Mr. Hejmanowski served as a consultant to American Water Star, Inc. a water bottling and distribution company.

Thomas Hemingway (52) – Mr. Hemingway has served as the Chairman of the Registrant from May 9, 2006 to the present and has previously served as the Chief Executive Officer and Chief Financial Officer of the Registrant from May 9, 2006 to October 21, 2008.  Mr. Hemingway has served as the Chairman, Chief Operating Officer and Secretary of Metro Connect Inc. (formerly known as NextPhase Wireless, Inc.), a broadband connectivity solutions provider from January 2007 to the present.  On June 13, 2008, Mr. Hemingway became Interim Chief Financial Officer of Metro Connect Inc. and on September 4, 2008, Mr. Hemingway was named Chief Executive Officer.  Mr. Hemingway has also served as the President and Chief Executive Officer of Redwood Investment Group, an investment banking trust, from June 2003 to the present.  Mr Hemingway has also served as a director of Financial Media Group, Inc., a full service financial media company, from November 2004 to the present.  Mr. Hemingway previously served as Chairman and Chief Executive Officer of Oxford Media, a next generation media distribution company, from 2004 to 2006; and as Chairman and Chief Executive Officer of Esynch Corporation, developer and marketer of video-on-demand services and video streaming through the Internet, from 1998 to 2003.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years July 31, 2007 and 2008, and whose salary and bonus exceeded $100,000 for the fiscal years ended July 31, 2007 and 2008, for services rendered in all capacities to us.  The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)	All Other Compensation ($)	Total Compensation ($)
Lawrence Weisdorn (1),	2008	$39,500 (2)	$75,000 (3)	--	$114,500
President, CEO, CFO,
and director

Donald Hejmanowski (4),	2008	--	$36,000 (5)	--	$36,000
Secretary and director

Thomas C. Hemingway (6)	2008	--	$25,500 (8)	--	$25,500
President, CEO, CFO,	2007	$10,000 (7)	--	--	$10,000
and Chairman	2006	--	--	--	--
________________________________________________
(1) Pursuant to an employment agreement effective October 21, 2008, Lawrence Weisdorn was appointed our President, Chief Executive Officer and Chief Financial Officer.
(2) Accrued salary pursuant a consulting agreement entered into on May 12, 2008.
(3) Grant of 2,500,000 shares valued at $0.03 per share pursuant to a consulting entered into May 12, 2008.
(4) Pursuant to an employment agreement effective October 21, 2008, Donald Hejmanowski was appointed our Secretary and Vice President of Business Development.
(5) Grant of 1,200,000 shares valued at $0.03 per share pursuant to a consulting agreement entered into May 12, 2008.
(6) Thomas C. Hemingway served as our President, Chief Executive Officer and Chief Financial Officer from May 9, 2006 to October 21, 2008 and currently serves as a director and Chairman of our Board of Directors.
(7) Cash compensation pursuant to professional services rendered.
(8) Grant of 850,000 shares valued at $0.03 per share for services rendered to us

DIRECTOR COMPENSATION

Our current directors received no compensation for their services as director during fiscal years 2007 and 2008.  There were no stock options granted to directors during fiscal years 2007 and 2008 and no director stock options are currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth our principal stockholders and their respective percentage stock ownership of our common stock as of June 15, 2009.

		Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering

Common Stock	Thomas C. Hemingway 300 S. Harbor Blvd. Suite 500 Anaheim, CA 92805	900,000	800,000	11.7%	10.1%

Common Stock	Lawrence Weisdorn 22525 Pacific Coast Hwy, Suite 101 Malibu, CA 90265	3,500,000 (3, 4)	3,220,000	45.6%	40.8%

Common Stock	Donald Hejmanowski 22525 Pacific Coast Hwy, Suite 101 Malibu, CA 90265	2,200,000 (3, 5)	1,900,000	28.6%	24.1%

Common Stock	All Executive Officers and Directors as a Group (1)	5,600,000 (6)	5,120,000	72.9% (6)	64.9% (6)

Common Stock	ICE Conversions, Inc. 22525 Pacific Coast Hwy Suite 101 Malibu, CA 90265	1,000,000	800,000	13.0%	10.1%

Common Stock	Gary Cohee PMB Securities 450 Newport Center Dr. Suite 110 Newport Beach, CA 92660	880,000	780,000	11.5%	10.2%
___________________________________________
(1) For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of June 15, 2009.

(2) For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such a date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  We believes, based on information supplied to us by the persons named in this table, that such persons have sole voting and investment power with respect to all shares of common stock which they beneficially own.

(3) 1,000,000 of these shares are owned by ICE Conversions, Inc., a California corporation.  Mr. Weisdorn is an executive officer of ICE Conversions, Inc. and currently serves as a director and our President, Chief Executive Officer and Chief Financial Officer.  Mr. Hejmanowski is also a director of ICE Conversions, Inc.  Mr. Weisdorn and Mr. Hejmanowski therefor are deemed to have voting and investment power of those shares.

(4) 2,500,000 of these shares are held as community property

(5) 1,200,000 of these shares are held as community property

(6) 1,000,000 shares owned by ICE Conversions, Inc. were accounted for in the number of shares beneficially owned by Messrs. Weisdorn and Hejmanowski, although counted only once for the calculation of the total number of shares and the aggregate percentage of shares held by the executive officers and directors as a group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Thomas C. Hemingway and Gary Cohee were co-founders of Great American Coffee Company, Inc. which, for accounting purposes, acquired us effective May 9, 2006.  In connection with the Merger, Messrs. Hemingway and Cohee each acquired beneficial ownership of 50,000 shares (as adjusted for a subsequent reverse stock split) of our common stock. Mr. Hemingway and Mr. Cohee were each subsequently granted 850,000 shares of our common stock for services rendered to us.

Lawrence Weisdorn was granted 2,500,000 shares of Common Stock and has accrued (as of July 31, 2008) $39,500 in compensation pursuant to a consulting agreement dated May 12, 2008.  This consulting agreement was replaced by an employment agreement dated October 21, 2008 whereby Mr. Weisdorn was engaged as our President, Chief Executive Officer and Chief Financial Officer.  Mr. Weisdorn was concurrently elected as one of our directors.

Donald Hejmanowski was granted 1,200,000 shares of Common Stock pursuant to a consulting agreement dated May 12, 2008.  This consulting agreement was replaced by an employment agreement dated October 21, 2008, whereby Mr. Hejmanowski was engaged as our Secretary and Vice President of Business Development.  Mr. Hejmanowski was concurrently elected as one of our directors.

Mr. Weisdorn and Mr. Hejmanowski both currently serve as officers and directors of ICE Conversions, Inc. ("ICE").  On June 23, 2008, 1,500,000 shares were issued to ICE pursuant to a Joint Venture Agreement dated May 12, 2008.  The Joint Venture Agreement was replaced by an Assignment and Contribution Agreement effective July 31, 2008 whereby ICE transferred certain assets and intellectual property rights to us in exchange for 1,000,000 shares of our Common Stock plus our promise pay ICE in cash $400,000.   Accordingly, pursuant to the Assignment and Contribution Agreement, five hundred thousand (500,000) shares were cancelled of the 1,500,000 shares previously issued to ICE under the Joint Venture Agreement.  We granted ICE a first priority perfected security interest in our business and assets in order to secure our obligation to pay that $400,000 to ICE.  Until payment in full of that amount, we cannot sell, transfer or encumber any such assets without ICE’s prior written consent.  Failure to pay the obligation when due would likely result in a foreclosure upon the assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS

This prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may,” “should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy.  No assurance can be given that the future results covered by the forward-looking statements will be achieved.  We caution readers that important factors mentioned in the section of this prospectus entitled "Risk Factors" or elsewhere in this prospectus may affect our actual results and could cause such results to differ materially from forward-looking statements made by us.

The following discussion should be read in conjunction with the consolidated audited financial statements and notes thereto included in this prospectus.

Overview

We are a development stage company as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7”).  We are still devoting substantially all of our efforts to establishing our business and our planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of our development stage activities.

Our strategy is to be a leading provider of electric drive systems for installation in short haul commercial truck vehicles, that will allow them to run 100% on electric battery power.  We intend to provide retrofit conversion kits directly to end-users and supply our electric drive systems to original equipment manufacturers.

LIQUIDITY AND CAPITAL RESOURCES

As reflected in the accompanying consolidated financial statements, we had no cash and current liabilities of $566,551 at April 30, 2009, with no revenues since inception.

While we are attempting to generate revenues, there is no cash to support our operations.  Management intends to raise funds by way of this offering and future public or private offerings.   There can be no assurances to that these efforts will succeed and that we will continue as a going concern.  Our ability to continue as a going concern is dependent upon our ability to raise capital and to generate sufficient revenues.

We had no operations prior to the transfer to us on July 31, 2008 of assets pursuant to the Assignment and Contribution Agreement with ICE Conversions, Inc. (“ICE”).

Under the terms of the Assignment and Contribution Agreement, as amended, we have undertaken to make eight (8) separate installment payments to ICE in an aggregate amount of $400,000.  Each payment shall be made on or before the last day of each quarter of Force Fuels’ fiscal year, commencing with the first installment due on or before April 30, 2010 and the eighth and final payment due on or before January 31, 2012.  The payment obligations will accelerate and become immediately due in the event of any nonpayment or bankruptcy.  If we fail to raise these funds or pay our obligations to ICE, we will be unable to continue to conduct our business.

We have granted ICE a first priority perfected security interest in our business and all of our assets in order to secure our obligation to pay that $400,000 to ICE.  Until payment in full of that amount, we also cannot sell, transfer or encumber any such assets without ICE’s prior written consent.  Failure to pay the obligation when due would likely result in a foreclosure upon the assets.

We had no cash at April 30, 2009 and none at the date hereof.  We believe that we need to raise $2.5 million in order to meet working capital requirements for the next twelve (12) months.  We also will need to raise $400,000 in order to pay the obligation payable to ICE as described above and further amounts to fund operations until we achieve profitability.  There are no assurances that we shall raise that amount of capital or that we ever will achieve profitability.

RESULTS OF OPERATIONS

The following table shows our revenues, expenditures and net loss for the interim periods ended April 30, 2009 and 2008 (unaudited) and for the years ended July 31, 2008 and 2007.

Table 4.0 Revenues, Expenditures and Net Income

Interim Period Ended:	Revenue	Expenses	Provision For Income Taxes	Other Income	Net Loss
April 30, 2009 (Unaudited)	$--	$463,685	$--	$--	$(463,685)
April 30, 2008 (Unaudited)	$--	$9,531	$--	$--	$(9,531)

July 31, 2008	$--	$269,356	$--	$--	$(269,356)
July 31, 2007	$--	$69,804	$--	$--	$(69,804)

Three months ended April 30, 2009 and 2008

During the three months ended April 30, 2009, we incurred costs and expenses totaling $129,413 as compared to costs and expenses of $5,459 for the three months ended April 30, 2008 amounting to a net increase of $123,954.  Management attributes the increase in expenses over this period to the substantial amount of time and resources we have devoted to the development of our business, the amortization of intellectual property and the accrual of salary under an employment agreement with Lawrence Weisdorn, our President, Chief Executive Officer and Chief Financial Officer.

Nine months ended April 30, 2009 and 2008

During the nine months ended April 30, 2009, we incurred costs and expenses totaling $463,685 as compared to costs and expenses of $9,531 for the nine months ended April 30, 2008 amounting to a net increase of $454,154.  Management attributes the increase in expenses over this period to the substantial amount of time and resources we have devoted to the development of our business, the amortization of intellectual property and the accrual of salary under an employment agreement with Lawrence Weisdorn, our President, Chief Executive Officer and Chief Financial Officer.

Fiscal Years ended July 31, 2008 and 2007

We have devoted significant time to the development of our business model.  Expenses during the fiscal year ended July 31, 2008 were $269,356 as compared to costs and expenses of $69,804 for the fiscal year ended July 31, 2007, amounting to a net increase of $199,552 or 286%.  Management attributes this increase to the development of our business, compensation expenses pursuant to a consulting agreement with Lawrence Weisdorn entered into on May 12, 2008 and employee services in share-based payment transactions and share-based payment transactions with parties other than employees provided in SFAS No. 123R.

Future Periods

We anticipate expenses increasing in our remaining quarter of fiscal year 2009.  One contributing factor in this increase is the expenses of our employment agreements with Lawrence Weisdorn and Donald Hejmanowski entered into October 21, 2008.  Another factor in the expected increase to expenses is that we have incurred no costs for full-time non-management employees and our facilities.  We anticipate these expenses will begin to be incurred in the near term.

Recently issued accounting pronouncements

In June 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) , as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with our annual report for the fiscal year ending July 31, 2010, we were required to include a report of management on our internal control over financial reporting. The internal control report includes a statement of management's responsibility for establishing and maintaining adequate internal control over our financial reporting;
  of management's assessment of the effectiveness of our internal control over financial reporting as of year end; and
  of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.
Furthermore, for the fiscal year ending July 31, 2010, we will be required to file separately the auditor’s attestation report on our internal control over financial reporting regarding whether the auditor believes that we have maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (“SFAS 141R”). SFAS141R establishes principles and requirements on how the acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the entity acquired.  In addition, SFAS 141R provides guidance on the recognition and measurement of goodwill acquired in the business combination or a gain from a bargain purchase as well as what information to disclose to enable users of the financial statements to evaluate the nature and financial impact of the business combination.  The provisions of SFAS 141R apply prospectively to business combinations for which the acquisition date is after the end of our fiscal year 2008 and may not be applied before that time.  The provisions of SFAS No. 141R are effective for the fiscal years beginning after the end of our 2008 fiscal year.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes principles and requirements on how to treat the portion of equity in a subsidiary that is not attributable directly or indirectly to a parent.  This is commonly known as a minority interest.  The objective of SFAS 160 is to improve relevance, comparability, and transparency concerning ownership interests in subsidiaries held by parties other than the parent by providing disclosures that clearly identify between interests of the parent and interest of the non-controlling owners and the related impacts on the consolidated statement of income and the consolidated statement of financial position.

SFAS 160 also provides guidance on disclosures related to changes in the parent’s ownership interest and deconsolidation of a subsidiary.  The provisions of SFAS 160 apply prospectively as of the beginning of our fiscal year 2009 with presentation and disclosure requirements applied retrospectively to all periods presented.  Early adoption is prohibited.  The provisions of SFAS No. 160 are effective for the fiscal years beginning with our 2009 fiscal year.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have had a material effect on the accompanying financial statements.

Significant Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 2 of the Notes to Consolidated Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements.  Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

Critical Accounting Policies

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Stock Based Compensation

The Company accounted for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”) using the modified prospective method for transactions in which the Company obtains employee services in share–based payment transactions and the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services” (“EITF No. 96-18”) for share-based payment transactions with parties other than employees provided in SFAS No. 123R.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

Stock Option Plan

We adopted a 2002 Non-Statutory Stock Option Plan (the “Plan”) on July 15, 2002, as amended on October 24, 2002 and filed with the Securities and Exchange Commission as an exhibit to our registration statement on Form S-8 filed on January 21, 2003.  The Plan was administered by our Board of Directors, which could determine the grantee, number of shares, exercise price and term.  The Board of Directors also could interpret the provisions of the Plan and, subject to certain limitations, could amend the Plan.  The Plan was adopted in order to make grants to our employees (including officers), directors, consultants and advisors.  The Plan provided for the granting of non-statutory stock options to purchase up to 150,000 shares of our common stock (as adjusted for our reverse stock split in 2008).  All of the shares authorized under the Plan were issued prior to 2005.  Accordingly, there are no additional shares available for future grants under the Plan and no options are outstanding as of July 31, 2008 or 2007.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide that our directors and officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate, to the fullest extent permitted by Nevada law, our rights and our stockholders' rights (including through stockholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.

In addition, Article VIII of our Bylaws states that the Corporation  shall  indemnify  any officer of director who was or is  a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time.  There can be no assurance that an active trading market for our stock will develop.  Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other consulting services or accounting related business services, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control.  In addition, the stock market in general, and the market for business services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.  These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.   Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase common stock or securities convertible into common stock.

Cash dividends have never been paid by us on our shares.  In the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock.  The declaration and payment of cash dividends by us are subject to the discretion of our board of directors.  Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors.  We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have one hundred two (102) stockholders of record of our common stock as of June 15, 2009.

The CUSIP number for our common stock is 345201 10 7.

CODE OF ETHICS

We adopted a Code of Ethics as of January 29, 2009 that applies to our senior financial officers including our principal executive officer, principal financial officer, and principal accounting officer.  Our standards are in writing and will be posted on our website once our site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities and Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:
  Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
  Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our company;
  Full compliance with applicable government laws, rules and regulations;
  The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
  Accountability for adherence to the code.
CORPORATE GOVERNANCE

We are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.   We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-K.  We have no standing committees regarding compensation, audit or other nominating committees.  Currently our Board is comprised of three directors and due to its size we have elected to handle each of these functions at the Board level.  The size of the Board may be increased in the future, but at some expense.  The compensation of our current management was negotiated between our current Chairman, as the Company’s previous sole director, and each of Messrs Weisdorn and Hejmanowski.  Currently, our directors receive no compensation for their services.  Each stockholder can direct communications in writing to our directors at our principal office.  All communications from stockholders are relayed to the members of the Board of Directors.

AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director.  Our Board of Directors acts as our audit committee.  Our Board does not have a financial expert as defined in Item 401(e) of Regulation S-K promulgated under the Securities Act.  The Board has determined that the absence of a financial expert has not been seriously detrimental to us.

EXPERTS

Our financial statements for the fiscal year ended July 31, 2008 and 2007 and for the period from July 15, 2002 (inception) through July 31, 2008 included in this prospectus, to the extent and for the periods indicated in the reports, have been audited by Li & Company, PC, our independent registered public accounting firm, whose reports thereon appear elsewhere in this prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 9, 2007, we dismissed our independent registered public accounting firm, Most & Company, LLP (“Mostco”) and engaged Li & Company, PC (“Li & Company”) effective March 5, 2007 as our new independent registered public accounting firm to audit our financial statements.

The reports of Mostco on our financial statements as of July 31, 2006 and for the fiscal year ended July 31, 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph relating to an uncertainty as to our ability to continue in business as a going concern.

Except as noted below, during our fiscal year ended July 31 2006 and the subsequent interim periods through March 9, 2007, there were no disagreements with Mostco on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mostco, would have caused Mostco to make reference to disagreements in its reports on our financial statements for such periods.

During the fiscal year ended July 31, 2006 and through March 9, 2007, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-X.

On March 28, 2007, Mostco provided us with a letter stating its agreement to the above statements.  We filed that letter on April 5, 2007 as Exhibit 16.1 to our current report on Form 8-K.

On January 18, 2008, Li & Company resigned as our independent registered public accounting firm.  We had filed our Form 10-Q for the quarter ended October 31, 2007 without a review by our independent registered public accounting firm, which caused the resignation.  We filed an amended 10-Q for the quarter ended October 31, 2007 with an explanatory note.  On May 12, 2008, we reengaged Li & Company as our independent registered public accounting firm to review our financial statements.

Prior to such reengagement, the Company did not consult Li & Company on any of the matters referenced in Regulation S-K Item 304(a)(2)(i).

Except as noted below, the reports of Li & Company on our consolidated financial statements for the fiscal years ended July 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, other than an explanatory paragraph in each report which noted that there was substantial doubt as to our ability to continue as a going concern as we have suffered recurring losses from continuing operations.

During the two fiscal years ended July 31, 2007 and 2006 and through January 18, 2008, there were no disagreements between us and Li & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Li & Company would have caused Li & Company to make reference to disagreements in its reports on our consolidated financial statements for such years.

During the two fiscal years ended July 31, 2007 and 2006 and through January 18, 2008, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-X.

On September 25, 2008, Li & Company provided us with a letter stating its agreement to the above statements.  We filed that letter on October 7, 2008 as Exhibit 16.1 to our current report of Form 8-K/A.

LEGAL MATTERS

The validity of the issuance of shares of common stock being offered hereby will be passed upon for us by The Yocca Law Firm LLP, Irvine, California 92612.  Such opinion is not whatsoever an opinion as to truth or accuracy of this prospectus or any other matter.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement.  This prospectus constitutes our prospectus, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.   Please refer to the registration statement, including exhibits, for additional information.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
For the fiscal years ended July 31, 2008 and 2007
and for the nine month periods ended April 30, 2009 and 2008 (Unaudited)

Page
Financial Statements for the fiscal years ended July 31, 2008 and 2007

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets at July 31, 2008 and 2007	F-3

Consolidated Statements of Operations for the Fiscal Years Ended July 31, 2008 and 2007 and for the Period from July 12, 2002 (Inception) through July 31, 2008	F-4

Consolidated Statements of Stockholders’ Equity for the Fiscal Years Ended July 31, 2008 and 2007 and for the Period from July 12, 2002 (Inception) through July 31, 2008	F-5

Consolidated Statements of Cash Flows for the Fiscal Years Ended July 31, 2008 and 2007 and for the Period from July 12, 2002 (Inception) through July 31, 2008	F-6

Notes to the Consolidated Financial Statements	F-7 to F-14

For the nine month periods ended April 30, 2009 and 2008

Consolidated Balance Sheets at April 30, 2009 (Unaudited) and July 31, 2008	F-15

Consolidated Statements of Operations for the Three Month Period Ended April 30, 2009 and 2008 and for the period from July 15, 2002 (inception) through April 30, 2009 (Unaudited)	F-16

Consolidated Statements of Operations for the Nine Month Period Ended April 30, 2009 and 2008 and for the period from July 15, 2002 (inception) through April 30, 2009 (Unaudited)	F-17

Consolidated Statement of Stockholders’ Equity (Deficit) for the period from July 15, 2002 (inception) through April 30, 2009 (Unaudited)	F-18

Consolidated Statements of Cash Flows for the Three Month Period Ended April 30, 2009 and 2008, and for the period from July 15, 2002 (inception) through April 30, 2009 (Unaudited)	F-19

Notes to the Consolidated Financial Statements (Unaudited)	F-20 to F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders of
Force Fuels, Inc.
(Formerly DSE Fishman, Inc.)
(A development stage company)
Anaheim, California

We have audited the accompanying consolidated balance sheets of Force Fuels, Inc. and subsidiary (formerly DSE Fishman, Inc.)  (a development stage company) (collectively the “Company”) as of July 31, 2008 and 2007 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the fiscal years ended July 31, 2008 and 2007, and for the period from July 15, 2002 (inception) through July 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2008 and 2007 and the results of its operations and its cash flows for the fiscal years ended July 31, 2008 and 2007 and for the period from July 15, 2002 (inception) through July 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has earned no revenues since inception, has a working capital deficiency and losses from operations. The Company will require additional working capital to develop its business until the Company either: (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/Li & Company, PC
Li & Company, PC

Skillman, New Jersey
December 23, 2008
(Except for Notes 2, 4 and 5, which were April 5, 2009)

FORCE FUELS, INC. AND SUBSIDIARY
(FORMERLY DSE FISHMAN, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	July 31, 2008	July 31, 2007

ASSETS
CURRENT ASSETS:
Cash	$191	$1,722
Prepaid expenses	-	13,339
Due from shareholder	-	7,000

Total Current Assets	191	22,061

PURCHASED INTELLECTUAL PROPERTY RIGHTS	430,000	-

Total Assets	$430,191	$22,061

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accrued expenses	$68,791	$16,238
Due to shareholder	-	-
Accounts payable	400,000	-

Total Current Liabilities	468,791	16,238

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock at $0.001 par value: 1,000,000 shares authorized; none issued or outstanding	-	-

Common stock at $0.001 par value: 100,000,000 shares authorized, 7,622,763 and 1,225,000 shares issued and outstanding, respectively	7,623	1,225
Additional paid-in capital	323,810	415,275
Treasury stock at cost: none and 1,100,000 shares, respectively	-	(310,000)
Accumulated deficit	(370,033)	(100,677)

Total Stockholders' Equity (Deficit)	(38,600)	5,823

Total Liabilities and Stockholders' Equity (Deficit)	$430,191	$22,061

See accompanying notes to the consolidated financial statements.

FORCE FUELS, INC. AND SUBSIDIARY
(FORMERLY DSE FISHMAN, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

			For the Period
	For the	For the	from
	Fiscal	Fiscal	July 12, 2002
	Year	Year	(Inception)
	Ended	Ended	through
	July 31,	July 31,	July 31,
	2008	2007	2008

OPERATING EXPENSES:
General and administrative expenses	$74,423	$69,804	$175,100
Stock based compensation	194,933	-	194,933

Total operating expenses	269,356	69,804	370,033

LOSS FROM OPERATIONS	(269,356)	(69,804)	(370,033)

INCOME TAXES	-	-	-

NET LOSS	$(269,356)	$(69,804)	$(370,033)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:	$(0.20)	$(0.56)	$(0.67)

Weighted Common Shares Outstanding - basic and diluted	1,369,716	125,000	553,092

See accompanying notes to the consolidated financial statements.

FORCE FUELS, INC. AND SUBSIDIARY
(FORMERLY DSE FISHMAN, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Period from July 12, 2002 (Inception) through July 31, 2008

					Deficit
					Accumulated
	Common Stock, $0.001 Par Value		Additional		during the	Total
	Number of		Paid-in	Treasury	Development	Stockholders'
	Shares	Amount	Capital	Stock	Stage	Equity
Balance, August 1, 2005	-	$-	$-	$-	$-	$-

Sale of common stock	175,000	175	425,825			426,000

Adjustment on reverse acquisition	1,050,000	1,050	(10,550)	(235,000)		(244,500)

Purchase of treasury stock				(75,000)		(75,000)

Net loss					(30,873)	(30,873)

Balance, July 31, 2006	1,225,000	1,225	415,275	(310,000)	(30,873)	75,627

Net loss					(69,804)	(69,804)

Balance, July 31, 2007	1,225,000	1,225	415,275	(310,000)	(100,677)	5,823

Retirement of treasury stock	(1,100,000)	(1,100)	(308,900)	310,000		-

Issuance of shares for services	2,500,000	2,500	72,500			75,000
Issuance of shares for services	1,200,000	1,200	34,800			36,000
Issuance of shares for services	850,000	850	24,650			25,500
Issuance of shares for services	850,000	850	24,650			25,500
Issuance of shares for services	1,097,763	1,098	31,835			32,933

Issuance of shares in connection with assets assignment agreement	1,000,000	1,000	29,000			30,000

Net loss					(269,356)	(269,356)

Balance, July 31, 2008	7,622,763	$7,623	$323,810	$-	$(370,033)	$(38,600)

See accompanying notes to the consolidated financial statements.

FORCE FUELS, INC. AND SUBSIDIARY
(FORMERLY DSE FISHMAN, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			For the
			Period from
	For the	For the	July 12, 2002
	Fiscal Year	Fiscal Year	(inception)
	Ended	Ended	through
	July 31,	July 31,	July 31,
	2008	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(269,356)	$(69,804)	$(370,033)

Adjustments to reconcile net loss to net cash used in
operating activities
Issuance of common stock for consulting services	194,933		194,933
Changes in operating assets and liabilities:
Prepaid expenses	13,339	14,084	-
Accrued expenses	52,553	16,238	59,291

NET CASH USED IN OPERATING ACTIVITIES	(8,531)	(39,482)	(115,809)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amounts paid to shareholder	7,000	(7,000)	-
Proceeds from sale of common stock			501,000
Payment of common stock to be issued		(75,000)	(75,000)
Purchase of treasury stock			(310,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	7,000	(82,000)	116,000

NET INCREASE (DECREASE) IN CASH	(1,531)	(121,482)	191

Cash at beginning of period	1,722	123,204	-

Cash at end of period	$191	$1,722	$191

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of shares and debt for purchase of intellectual property rights	$430,000	$-	$430,000

See accompanying notes to the consolidated financial statements.

FORCE FUELS, INC. AND SUBSIDIARY
(A development stage company)
July 31, 2008 and 2007
Notes to the Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

Force Fuels, Inc. (a development stage company) (formerly DSE “Fishman” or the “Company”) was incorporated under the laws of the State of Nevada in July 2002 and is inactive and is currently searching for business opportunities.

Acquisition of Great American Coffee Company, Inc.

On May 5, 2006, Great American Coffee Company, Inc. (“Great American”) acquired 10,500,000 shares representing 100% of the outstanding shares of the Company.

On May 9, 2006, the Company formed GACC Acquisition Corp (“GACC”), a California corporation and GACC merged into Great American; with Great American as the surviving corporation. The Company exchanged the shares of GACC for 1,000 shares of Great American.

On May 12, 2006 the Company issued 1,750,000 shares of common stock in exchange for 100% of the outstanding shares of Great American.

The results of the transaction were for the Company to own 100% of the outstanding shares of common stock of Great American.

Great American was incorporated in California on April 4, 2005, has not conducted any operations to date and was inactive.

As a result of the ownership interests of the former shareholder of Great American own 100% of the outstanding shares of the Company's common stock, for financial statement reporting purposes, the merger between the Company and Great American has been treated as a reverse acquisition with Great American deemed the accounting acquirer and the Company deemed the accounting acquiree under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”).  The reverse merger is deemed a capital transaction and the net assets of Great American (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination.  The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Great American which are recorded at historical cost.  The equity of the Company is the historical equity of Great American retroactively restated to reflect the number of shares issued by the Company in the transaction.  The consolidated financial statements include the operations of Fishman from the date of the merger.

On May 14, 2008 the Company changed its name to Force Fuels, Inc.

Assignment and Contribution Agreement between the Company and ICE Conversions, Inc.

On July 31, 2008 the Company entered into an assignment and contribution agreement with Lawrence Weisdorn and ICE Conversions, Inc. to operate a business engaged in the development, manufacture and marketing of certain motor vehicles powered by hydrogen fuel cells.  The transactions contemplated by the Assignment and Contribution Agreement include:
  (a) the contribution, transfer and license of certain assets and intellectual property rights of ICE to the Company;
  (b) the grant of 1,000,000 shares of Common Stock to ICE;
  (c) confirmation of the previous grant of 2,500,000 shares of Common Stock to Lawrence Weisdorn pursuant to a consulting agreement;
  (d) cash payment of $400,000 from the Company to ICE, made payable as follows: 100,000 on or before March 15, 2009 and $300,000 on or before June 15, 2009.

The Assignment and Contribution Agreement replaced the Joint Venture Agreement dated May 12, 2008.  Five hundred thousand of the 1,500,000 shares previously issued to ICE were cancelled pursuant to the terms of the Assignment and Contribution Agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements include the accounts of the Company and Great American.  All material inter-company balances and transactions have been eliminated.

Development stage company

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7”).  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’ development stage activities.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Purchased intellectual property right

The Company has adopted the guidelines as set out in Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (“SFAS No. 142”) for purchased intellectual property right.  Under the requirements as set out in SFAS No. 142, the Company amortizes the costs of acquired intellectual property right over the remaining legal lives, or estimated useful lives, or the term of the contract, whichever is shorter.  Purchased formulae is carried at cost and amortized on a straight-line basis over the estimated useful life of ten (10) years. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Impairment of long-lived assets

The Company follows Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) for its long-lived assets.  The Company’s long-lived asset, which includes purchased intellectual property right, is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of July 31, 2008.

Fair value of financial instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about Fair Value of Financial Instruments” (“SFAS No. 107”) for its financial instruments.  The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Revenue recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  The Company will recognize revenues when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  The Company will derive majority of its revenue from sales contracts with customers with revenues being generated upon the shipment of goods.

Stock-based compensation

The Company accounted for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”) using the modified prospective method for transactions in which the Company obtains employee services in share–based payment transactions and the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services” (“EITF No. 96-18”) for share-based payment transactions with parties other than employees provided in SFAS No.  123R.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net loss per common share

Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive common shares outstanding as of July 31, 2008 or 2007.

Recently issued accounting pronouncements

In June 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) , as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the fiscal year ending July 31, 2010, the Company will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement of management's responsibility for establishing and maintaining adequate internal control over our financial reporting;
  of management's assessment of the effectiveness of our internal control over financial reporting as of year end;
  of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and
  that our independent accounting firm has issued an attestation report on management's assessment of our internal control over financial reporting, which report is also required to be filed.
Furthermore, in the following year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

Management does not believe that any other issued, but not yet effective accounting pronouncements, if adopted, would have had a material effect on the accompanying financial statements.

NOTE 3 - DEVELOPMENT STAGE ACTIVITIES AND GOING CONCERN

The Company is currently in the development stage and has not conducted any operations to date.  The company intends to pursue the development and manufacture of the hydrogen fuel cell products.

As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during development stage of $370,033 at July 31, 2008, had a net loss and cash used in operations of $269,356 and $8,531 respectively, for the fiscal year ended July 31, 2008, and has no revenues since inception.

While the Company is attempting to increase revenues, the Company’s cash position is not sufficient to support the Company’s operations.  Management intends to raise additional funds by way of a public or private offering.   While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that these efforts will succeed and that the Company will continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise capital and to generate sufficient revenues.  The consolidated financial statements do not include any adjustments that would be necessary if the Company is unable to continue as a going concern.

NOTE 4 – PURCHASED INTELLECTUAL PROPERTY RIGHT

On July 31, 2008, the company acquired, from ICE, a prototype 2008 Columbia model, electric battery-powered Freightliner and all electric drive components installed or to be installed (“Purchased Intellectual Property Right”) for (i) 1,000,000 shares of its common stock, and (ii) a cash payment of $400,000, payable as follows: $100,000 payable on or before March 15, 2009, $300,000 payable on or before June 15, 2009.  The Purchased Intellectual Property Right is collateralized by a first priority perfected lien in favor of ICE.  The management of the Company determined that this transaction represented the acquisition of an asset, the intellectual property right, instead of a business.

Pursuant to EITF 98-3, a business is a self-sustaining integrated set of activities and assets conducted and managed for the purpose of providing a return to investors.  A business consists of (a) inputs, (b) processes applied to those inputs, and (c) resulting outputs that are used to generate revenues.  For a transferred set of activities and assets to be a business, it must contain all of the inputs and processes necessary for it to continue to conduct normal operations after the transferred set is separated from the transferor, which includes the ability to sustain a revenue stream by providing its outputs to customers.  The prototype and related intellectual property right which the Company acquired was a specific application of electric vehicle to Class 8 Trucks, a work in progress, and did not contain any of the inputs and processes necessary for it to continue to conduct normal operations after the transferred set is separated from ICE Conversions, Inc., the transferor. The intellectual property right acquired is valued at $430,000 representing (i) an aggregate cash payment of $400,000 from the Company to ICE and (ii) the issuance of 1,000,000 shares of Common Stock to ICE valued at $0.03 per share or $30,000.

Purchased intellectual property right at cost at July 31, 2008 and 2007, consisted of the following:

	July 31, 2008	July 31, 2007
Purchased intellectual property right	$430,000	$--
Accumulated amortization	--	--
	$430,000	$--

Amortization expense

Amortization expense for the fiscal year ended July 31, 2008 was $0.  Amortization expense for the next five fiscal years is $43,000 per fiscal year.

NOTE 5 - EQUITY TRANSACTIONS

Common Stock

In March 2006, the original incorporators of the Company contributed $1,000 in exchange for 1,500,000 shares of common stock.

In March 2006, Great American issued 250,000 shares of common stock in exchange for $500,000. 37,500 shares were mutually rescinded in September 2006, and the Company refunded $75,000.

On June 7, 2006, the Company repurchased 500,000 shares of its common stock for $75,000, which were held in treasury and retired during the current year.

On April 30, 2008, the Company effectuated a 1-for-10 reverse stock split of the Company’s Common Stock (the “Reverse Split”), thereby reducing the total outstanding common shares from 1,250,000 to 125,000 shares and reducing the authorized Common Stock from 24,000,000 to 2,400,000.

On May 12, 2008, the Company entered into a consulting agreement with Lawrence Weisdorn granting him 2,500,000 shares of the Company’s Common Stock in exchange for professional consulting services.

On May 12, 2008, the Company entered into a consulting agreement with Donald Hejmanowski granting him 1,200,000 shares of the Company’s Common Stock in exchange for professional consulting services.

On June 18, 2008, the Company issued a total of 2,797,763 shares of the Company’s Common Stock to a number of individuals for professional and consulting services rendered, all at a value of $.03 per share.

On June 23, 2008, 1,500,000 shares of the Company’s Common Stock were issued to ICE Conversions, Inc. pursuant to a Joint Venture Agreement dated May 12, 2008.  The Joint Venture Agreement was replaced by an Assignment and Contribution Agreement effective July 31, 2008.  500,000 of the 1,500,000 shares previously issued to ICE were cancelled effective July 31, 2008, pursuant to the terms of the Assignment and Contribution Agreement.

Stock Option Plan

The Company adopted its 2002 Non-Statutory Stock Option Plan (the “Plan”) on July 15, 2002, as amended on October 24, 2002 and filed with the Securities and Exchange Commission on Form S-8 on January 21, 2003.  The Plan provides for the granting of non-statutory stock options through 2012, to purchase up to 1,500,000 shares of its common stock, subject to adjustment for stock splits, stock dividends, recapitalizations or similar capital changes. These may be granted to employees (including officers) and directors of the Company and certain of the Company's consultants and advisors.

The Plan is administered by the Company's Board of Directors which determines the grantee, number of shares, exercise price and term.  The Board of Directors also interprets the provisions of the Plan and, subject to certain limitations, may amend the Plan.

One million five hundred thousand (1,500,000) shares were reserved for issuance under the Plan, subject to adjustment for stock splits, stock dividends, recapitalizations or similar capital changes.  Accordingly, such amount was adjusted to 150,000 shares as a result of the Reverse Stock Split.  Prior to the Reverse Split, options to purchase 1,500,000 shares had already been issued and exercised in full.  Accordingly, there are no additional shares available for future grants under the Plan and no options are outstanding as of July 31, 2008 or 2007.

NOTE 6 - INCOME TAXES

The Company will file a consolidated tax return. At July 31, 2008, the Company has available for federal and state income tax purposes a net operating loss (“NOL”) carry-forwards of approximately $191,000 that may be used to offset future taxable income through the fiscal year ending July 31, 2028.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements since the Company believes that the realization of its net deferred tax assets of approximately $191,000 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $191,000.  Also, due to a change in the control after the reverse acquisition of Fishman by Great American, the Company's past accumulated losses to be carried forward may be limited.

Pursuant to Internal Revenue Code Sections 382 and 383, the use of the Company's net operating loss and credit carry-forwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.  The annual limitation may result in the expiration of net operating losses and credits before utilization.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its ability to realize any increase to their valuations.  The valuation allowance increased approximately $112,000 and $29,000 during the fiscal year ended July 31, 2008 and 2007, respectively.

Components of deferred tax assets as of July 31, 2008 and 2007 are as follows:

	As of
	July 31, 2008	July 31, 2007
Net deferred tax assets – Non-current:

Expected Federal income tax benefit from NOL carry-forwards	$126,000	$34,000
Expected state income tax benefit from NOL carry-forwards	27,000	7,000
Expected income tax benefit from NOL carry-forwards from acquired company	38,000	38,000

Expected Federal income tax benefit from NOL carry-forwards	$191,000	$79,000
Less valuation allowance	(191,000)	(79,000)
Deferred tax assets, net of valuation allowance	$-	$-

The reconciliation of the effective income tax rate to the federal statutory rate	For the fiscal year ended July 31, 2008	For the fiscal year ended July 31, 2007

Federal income tax rate	34.0%	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%
Effective income tax rate	0.0%	0.0%

NOTE 7 – RELATED PARTY TRANSACTION

(i) Management service provided by its stockholders

For the fiscal year ended July 31, 2008, the Company accrued $39,500 payable to its current CEO. The Company paid $10,000 to its former CEO during the fiscal year ended July 31, 2007

(ii) Due from a stockholder

The Company advanced $7,000 to a stockholder in May 2007, all of which was repaid during the fiscal year ended July 31, 2008. The advance was unsecured, due on demand and non-interest bearing.

 (iii) Free office space from the Chief Executive Officer and a stockholder

The Company has been provided office space by its Chief Executive Officer at no cost.  The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

NOTE 8 – SUBSEQUENT EVENTS

Entry into employment agreement with President, Chief Executive Officer and Chief Financial Officer

On October 21, 2008, the Company entered into an employment agreement with its President, Chief Executive Officer and Chief Financial Officer for the initial term of three (3) years and renewable by the mutual consent of the Parties.  In consideration of the services rendered by the Executive, the Company agrees to compensate the Executive as follows: (a) Base Compensation.  The Executive’s monthly base compensation initially shall be Twenty Thousand Dollars ($20,000) and shall be payable in accordance with the salary policies of the Company in effect from time to time but no less frequently than monthly. (b) Salary Increases.  The Company shall annually review the Executive’s Performance and compensation.  The Executives base compensation will be increased annually by not less than five percent (5%). Executive’s annual base compensation shall not be reduced below the base compensation as from time to time adjusted, unless agreed upon in writing. (c) Incentive Bonuses.  The Board of Directors shall grant Executive such annual bonuses as the Board of Directors, in its discretion, may determine to be appropriate in light of the Company’s performance and the Executive’s performance and contribution to the Company’s success. (d) Automobile Allowance.  The Executive shall receive an automobile allowance not to exceed $750 monthly for the purpose of leasing and maintaining insurance on an automobile of the Executive’s choice. If the Executive uses his/her own vehicle instead of leasing, a flat rate of $500.00 per month shall be paid to the Executive as an automobile allowance.

Entry into employment agreement with Secretary and Vice President of Business Development

On October 21, 2008, the Company entered into an employment agreement with its Secretary and Vice President of Business Development for the initial term of three (3) years and renewable by the mutual consent of the Parties.  In consideration of the services rendered by the Executive, the Company agrees to compensate the Executive as follows: (a) Base Compensation.  The Executive’s monthly base compensation initially shall be Six Thousand Five Hundred Dollars ($6,500) and shall be payable in accordance with the salary policies of the Company in effect from time to time but no less frequently than monthly. (b) Salary Increases.  The Company shall annually review the Executive’s Performance and compensation.  The Executives base compensation will be increased annually by not less than five percent (5%). Executive’s annual base compensation shall not be reduced below the base compensation as from time to time adjusted, unless agreed upon in writing. (c) Incentive Bonuses.  The Board of Directors shall grant Executive such annual bonuses as the Board of Directors, in its discretion, may determine to be appropriate in light of the Company’s performance and the Executive’s performance and contribution to the Company’s success (d) Automobile Allowance.  The Executive shall receive an automobile allowance not to exceed $750 monthly for the purpose of leasing and maintaining insurance on an automobile of the Executive’s choice. If the Executive uses his/her own vehicle instead of leasing, a flat rate of $500.00 per month shall be paid to the Executive as an automobile allowance.

FORCE FUELS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	April 30, 2009	July 31, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$-	$191

Total Current Assets	-	191

TEST EQUIPMENT
Testing quipment at cost	24,250	-
Accumulated depreciation	(1,734)	-
Test equipment, net	22,516	-

PURCHASED INTELLECTUAL PROPERTY RIGHT
Purchased intellectual property right at cost	430,000	430,000
Accumulated amortization	(32,250)	-
Purchased intellectual property right , net	397,750	430,000

Total Assets	$420,266	$430,191

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$164,902	$68,791
Note payable	35,960	-
Current portion of Intellectual property right payable	50,000	-
Due to related parties	315,689	-

Total Current Liabilities	566,551	68,791

INTELLECTUAL PROPERTY RIGHT PAYABLE, net of current portion	350,000	400,000

Total Liabilities	916,551	468,791

STOCKHOLDERS' DEFICIT:
Preferred stock at $0.001 par value: 1,000,000 shares authorized;
none issued or outstanding	-	-
Common stock at $0.001 par value: 100,000,000 shares authorized;
7,682,763 and 7,622,763 shares issued and outstanding, respectively	7,683	7,623
Additional paid-in capital	329,750	323,810
Deficit accumulated during development stage	(833,718)	(370,033)

Total Stockholders' Deficit	(496,285)	(38,600)

Total Liabilities and Stockholders' Deficit	$420,266	$430,191

See accompanying notes to the consolidated financial statements.

FORCE FUELS, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
 CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months	For the Three Months
	Ended	Ended
	April 30, 2009	April 30, 2008
	(Unaudited)	(Unaudited)

OPERATING EXPENSES:

Research and development	$12,000	$-
Salary and wages - Officers	79,500	-
General and administrative expenses	37,017	5,459

Total operating expenses	128,517	5,459

LOSS FROM OPERATIONS	(128,517)	-

INTEREST EXPENSE	896	-

LOSS BEFORE TAXES	(129,413)	(5,459)

INCOME TAXES	-	-

NET LOSS	$(129,413)	$(5,459)

NET LOSS PER COMMON SHARE –
BASIC AND DILUTED:	$(0.02)	$(0.04)

Weighted Average Common Shares Outstanding
- basic and diluted	7,673,325	125,000

See accompanying notes to the consolidated financial statements.

FORCE FUELS, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
 CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months	For the Nine Months	For the period from July 15, 2002 (inception)
	Ended	Ended	through
	April 30, 2009	April 30, 2008	April 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)

OPERATING EXPENSES:

Research and development	$103,434	$-	$103,434
Salary and wages - officers	218,637	-	218,637
Stock based compensation	-	-	194,933
General and administrative expenses	140,698	9,531	315,798

Total operating expenses	462,769	9,531	832,802

LOSS FROM OPERATIONS	(462,769)	(9,531)	(832,802)

INTEREST EXPENSE	916	-	916

LOSS BEFORE TAXES	(463,685)	(9,531)	(833,718)

INCOME TAXES	-	-	-

NET LOSS	$(463,685)	$(9,531)	$(833,718)

NET LOSS PER COMMON SHARE –
BASIC AND DILUTED:	$(0.06)	$(0.08)	$(0.42)

Weighted Average Common Shares Outstanding
- basic and diluted	7,639,245	125,000	1,966,851

See accompanying notes to the consolidated financial statements.

FORCE FUELS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Period from July 15, 2002 (Inception) through April 30, 2009
(Unaudited)

					Deficit
	Common Stock, $0.001 Par Value		Additional		Accumulated during the	Total
	Number of		Paid-in	Treasury	Development	Stockholders'
	Shares	Amount	Capital	Stock	Stage	Equity (Deficit)

Balance, July 15, 2002	-	$-	$-	$-	$-	$-

Sale of common stock
in March 2006	175,000	175	425,825			426,000

Adjustment on reverse acquisition
in March 2006	1,050,000	1,050	(10,550)	(235,000)		(244,500)

Purchase of treasury stock
on June 6, 2006				(75,000)		(75,000)

Net loss					(30,873)	(30,873)

Balance, July 31, 2006	1,225,000	1,225	415,275	(310,000)	(30,873)	75,627

Net loss					(69,804)	(69,804)

Balance, July 31, 2007	1,225,000	1,225	415,275	(310,000)	(100,677)	5,823

Retirement of treasury stock
on May 12, 2008	(1,100,000)	(1,100)	(308,900)	310,000		-

Issuance of shares for services
on May 12, 2008	3,700,000	3,700	107,300			111,000

Issuance of shares for services
on June 18, 2008	2,797,763	2,798	81,135			83,933

Issuance of shares in connection with
assets assignment agreement
on July 31, 2008	1,000,000	1,000	29,000			30,000

Net loss					(269,356)	(269,356)

Balance, July 31, 2008	7,622,763	7,623	323,810	-	(370,033)	(38,600)

Issuance of shares for services
on February 14, 2009	60,000	60	5,940			6,000

Net loss					(463,685)	(463,685)

Balance, April 30, 2009	7,682,763	$7,683	$329,750	$-	$(833,718)	$(496,285)

 See accompanying notes to the consolidated financial statements

FORCE FUELS, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
 CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months	For the Nine Months	For the period from July 15, 2002 (inception)
	Ended	Ended	through
	April 30, 2009	April 30, 2008	April 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(463,685)	$(9,531)	$(833,718)

Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation	1,734	-	1,734
Amortization	32,250		32,250
Issuance of common stock for services	6,000	-	200,933
Changes in operating assets and liabilities:
Accrued expenses	132,071	1,000	191,362

NET CASH USED IN OPERATING ACTIVITIES	(291,630)	(8,531)	(407,439)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amounts received from shareholder	-	7,000	-
Proceeds from sale of common stock	-	-	501,000
Payment of common stock to be issued	-	-	(75,000)
Purchase of treasury stock	-	-	(310,000)
Amounts received from related parties	315,689	-	315,689

NET CASH PROVIDED BY FINANCING ACTIVITIES	315,689	7,000	431,689

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of test equipment	(24,250)	-	(24,250)

NET CASH USED IN INVESTING ACTIVITIES	(24,250)	-	(24,250)

NET CHANGE IN CASH	(191)	(1,531)	-

Cash at beginning of period	191	1,722	-

Cash at end of period	$-	$191	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

NON-CASH INVESTING AND AND FINANCING ACTIVITIES:

Coversion of accounts payable to note payable	$35,960	$-	$35,960
Issuance of shares and debt for purchase of intellectual property right	$-	$-	$430,000

See accompanying notes to the consolidated financial statements.

FORCE FUELS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
April 30, 2009 and 2008
Notes to the Consolidated Financial Statements
(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

DSE Fishman, Inc. (a development stage company) (“DSE Fishman”) was incorporated under the laws of the State of Nevada in July 2002.  Prior to May 12, 2008, DSE Fishman was inactive.  On May 14, 2008 DSE Fishman changed its name to Force Fuels, Inc. (“Force Fuels” or the “Company”).  The Company believes that the new name will better identify the Company with the business to be conducted in the development, manufacturing and marketing of electric drive systems for installation in short-haul commercial trucks after acquisition of intellectual property right.

Acquisition of Great American Coffee Company, Inc.

On May 5, 2006, Great American Coffee Company, Inc. (“Great American”) acquired 10,500,000 shares representing 100% of the outstanding shares of the Company.

On May 9, 2006, the Company formed GACC Acquisition Corp (“GACC”), a California corporation and GACC merged into Great American; with Great American as the surviving corporation. The Company exchanged the shares of GACC for 1,000 shares of Great American.

On May 12, 2006 the Company issued 1,750,000 shares of common stock in exchange for 100% of the outstanding shares of Great American.

The results of the transaction were for the Company to own 100% of the outstanding shares of common stock of Great American.

Great American was incorporated in California on April 4, 2005, has not conducted any operations to date and was inactive.

As a result of the ownership interests of the former shareholder of Great American own 100% of the outstanding shares of the Company's common stock, for financial statement reporting purposes, the merger between the Company and Great American has been treated as a reverse acquisition with Great American deemed the accounting acquirer and the Company deemed the accounting acquiree under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”).  The reverse merger is deemed a capital transaction and the net assets of Great American (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination.  The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Great American which are recorded at historical cost.  The equity of the Company is the historical equity of Great American retroactively restated to reflect the number of shares issued by the Company in the transaction.  The consolidated financial statements include the operations of Fishman from the date of the merger.

Assignment and Contribution Agreement between the Company and ICE Conversions, Inc.

On July 31, 2008 the Company entered into an assignment and contribution agreement (“Assignment and Contribution Agreement”) with Lawrence Weisdorn and ICE Conversions, Inc. to operate a business engaged in the development, manufacture and marketing of electric drive systems for installation in short-haul commercial trucks.  The transactions contemplated by the Assignment and Contribution Agreement include:

(a) the contribution, transfer and license of certain assets and intellectual property rights of ICE to the Company;

(b) the grant of 1,000,000 shares of Common Stock to ICE;

(c) confirmation of the previous grant of 2,500,000 shares of Common Stock to Lawrence Weisdorn pursuant to a consulting agreement;

(d) cash payment of $400,000 from the Company to ICE, made payable as follows: 100,000 on or before March 15, 2009 and $300,000 on or before June 15, 2009.

(e) on January 30, 2009 ICE agreed to extend the timeline for the $400,000 cash payment to allow Force Fuels to make 8 separate installment payments, each in the amount of $50,000, due on or before the last day of each quarter of Force Fuel’s fiscal year, commencing with the first installment due on or before April 30, 2010 and the eighth and final payment due on or before January 31, 2012.

The Assignment and Contribution Agreement replaced the Joint Venture Agreement dated May 12, 2008.  Five hundred thousand (500,000) of the 1,500,000 shares previously issued to ICE were to be cancelled on July 31, 2008, pursuant to the terms of the Assignment and Contribution Agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full fiscal year.  These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the fiscal year ended July 31, 2008 and notes thereto contained in the Company’s Annual Report on amended Form 10-K/A amendment No. 2 as filed with the SEC on June 5, 2009.

The consolidated financial statements include the accounts of the Company and Great American.  All inter-company balances and transactions have been eliminated.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.   These reclassifications had no effect on reported losses.

Development stage company

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7”).  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’ development stage activities.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Test equipment

Test equipment is recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of test equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives of five (7) years.  Upon sale or retirement of test equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Purchased intellectual property right

The Company has adopted the guidelines as set out in Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (“SFAS No. 142”) for purchased intellectual property right.  Under the requirements as set out in SFAS No. 142, the Company amortizes the costs of acquired intellectual property right over the remaining legal lives, or estimated useful lives, or the term of the contract, whichever is shorter.  Purchased intellectual property right is carried at cost and amortized on a straight-line basis over the estimated useful life of ten (10) years. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Impairment of long-lived assets

The Company follows Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) for its long-lived assets.  The Company’s long-lived assets, which include test equipment and purchased intellectual property right, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of April 30, 2009.

Fair value of financial instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about Fair Value of Financial Instruments” (“SFAS No. 107”) for its financial instruments.  The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as accrued expenses, approximate their fair values because of the short maturity of these instruments.  The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at April 30, 2009.

Revenue recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  The Company will recognize revenues when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  The Company will derive majority of its revenue from sales contracts with customers with revenues being generated upon the shipment of goods.

Research and development

The Company follows Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs” (“SFAS No. 2”) and Statement of Financial Accounting Standards No. 68 “Research and Development Arrangements” (“SFAS No. 68”) for research and development costs.  Research and development costs are charged to expense as incurred.  Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions.

Stock-based compensation

The Company accounted for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”) using the modified prospective method for transactions in which the Company obtains employee services in share-based payment transactions and the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services” (“EITF No. 96-18”) for share-based payment transactions with parties other than employees provided in SFAS No. 123R.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”).  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net loss per common share

Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive common shares outstanding as of April 30, 2009 or 2008.

Cash flows reporting

The Company adopted Statement of Financial Accounting Standards No. 95 “Statement of Cash Flows” (“SFAS No. 95”) for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by SFAS No. 95 to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Recently issued accounting pronouncements

In June 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) , as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the fiscal year ending July 31, 2010, the Company will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement of management's responsibility for establishing and maintaining adequate internal control over our financial reporting;
  of management's assessment of the effectiveness of our internal control over financial reporting as of year end;
  of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

Furthermore, in the following year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 162 “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  The purpose of this standard is to provide a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements.  SFAS 162 categorizes accounting pronouncements in a descending order of authority.  In the instance of potentially conflicting accounting principles, the standard in the highest category must be used.  This statement will be effective 60 days after the SEC approves the Public Company Accounting and Oversight Board’s related amendments.  The Company believes that SFAS 162 will have no impact on their existing accounting methods.

In April 2009, FASB issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. Based on the guidance, if an entity determines that the level of activity for an asset or liability has significantly decreased and that a transaction is not orderly, further analysis of transactions or quoted prices is needed, and a significant adjustment to the transaction or quoted prices may be necessary to estimate fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 157 “Fair Value Measurements.” This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The Company does not anticipate that the adoption of this statement will have any effect on its financial condition and results of operations.

In April 2009, the FASB issued FSP FAS 107-1 and Accounting Principles Board (“APB”) 28-1 “Interim Disclosures about Fair Value of Financial Instruments”.  The FSP amends SFAS No. 107 “Disclosures about Fair Value of Financial Instruments” to require an entity to provide disclosures about fair value of financial instruments in interim financial information.  This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009.  The Company does not anticipate that the adoption of this statement will have any effect on its financial condition and results of operations.

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets”.  The FSP states that in developing assumptions about renewal or extension options used to determine the useful life of an intangible asset, an entity needs to consider its own historical experience adjusted for entity-specific factors. In the absence of that experience, an entity shall consider the assumptions that market participants would use about renewal or extension options.  This FSP is to be applied to intangible assets acquired after January 1, 2009.  The adoption of this FSP did not have an impact on the financial statements.

In May 2009, FASB issued FASB Statement No. 165 “Subsequent events” (“SFAS No. 165”) to be effective for the interim or annual financial periods ending after June15, 2009.  SFAS No. 165 The objective of this Statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  In particular, this Statement sets forth: 1. The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements. 2.  The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements. 3. The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  The effect of adoption of SFAS No. 165 on the Company’s financial position and results of operations is not expected to be material.

Management does not believe that any other issued, but not yet effective accounting pronouncements, if adopted, would have had a material effect on the accompanying financial statements.

NOTE 3 - DEVELOPMENT STAGE ACTIVITIES AND GOING CONCERN

The Company is currently in the development stage and has not conducted any operations to date.  The Company intends to pursue the development, manufacturing and marketing of electric drive systems for installation in short-haul commercial trucks.

As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during development stage of $833,718 at April 30, 2009 and had a net loss of $463,685 for the interim period ended April 30, 2009, with no revenues since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position is not sufficient enough to support the Company’s operations.  Management intends to raise additional funds by way of a public or private offering.   While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that these efforts will succeed and that the Company will continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise capital and to generate sufficient revenues.  The consolidated financial statements do not include any adjustments that would be necessary if the Company is unable to continue as a going concern.

NOTE 4 – PURCHASED INTELLECTUAL PROPERTY RIGHT

On July 31, 2008, the company acquired, from ICE, a prototype 2008 Columbia model, electric battery-powered Freightliner and all electric drive components installed or to be installed (“Purchased Intellectual Property Right”) for (i) 1,000,000 shares of its common stock, and (ii) a cash payment of $400,000, payable as follows: $100,000 payable on or before March 15, 2009, and $300,000 payable on or before June 15, 2009.  The Purchased Intellectual Property Right is collateralized by a first priority perfected lien on all of the Company’s assets in favor of ICE.  The management of the Company determined that this transaction represented the acquisition of an asset, the intellectual property right, instead of a business.  Pursuant to EITF 98-3, a business is a self-sustaining integrated set of activities and assets conducted and managed for the purpose of providing a return to investors.  A business consists of (a) inputs, (b) processes applied to those inputs, and (c) resulting outputs that are used to generate revenues.  For a transferred set of activities and assets to be a business, it must contain all of the inputs and processes necessary for it to continue to conduct normal operations after the transferred set is separated from the transferor, which includes the ability to sustain a revenue stream by providing its outputs to customers.

The prototype and related intellectual property right which the Company acquired was a specific application of electric vehicle to Class 8 Trucks, a work in progress, and did not contain any of the inputs and processes necessary for it to continue to conduct normal operations after the transferred set is separated from ICE Conversions, Inc., the transferor. The intellectual property right acquired was valued at $430,000 representing (i) an aggregate cash payment of $400,000 from the Company to ICE and (ii) the issuance of 1,000,000 shares of Common Stock to ICE valued at $0.03 per share or $30,000.

On January 30, 2009 ICE extended the timeline for the $400,000 payment in cash to eight (8) separate installment payments of $50,000, due on or before the last day of each quarter of Force Fuel’s fiscal year, commencing with the first installment due on or before April 30, 2010 and the eighth and final payment due on or before January 31, 2012.

Purchased intellectual property right, at cost, at April 30, 2009 and July 31, 2008, consisted of the following:

	April 30, 2009	July 31, 2008
Purchased intellectual property right at cost	$430,000	$430,000
Accumulated amortization	(32,250)	(-)
	$397,750	$430,000

Amortization expense

Amortization expense for the interim period ended April 30, 2009 was $32,250.  Amortization expense for the next five fiscal years is $43,000 per fiscal year.

NOTE 5 – NOTE PAYABLE

Note payable at March 31, 2009 and July 31, 2008 consisted of the following:

	April 30, 2009	July 31, 2008
Note payable to the SEC attorney, originated on January 29, 2009, with interest at 10.00% per annum, with principal and interest due on demand.	$35,960	$-

	$35,960	$-

NOTE 6 – STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

In March 2006, the original incorporators of the Company contributed $1,000 in exchange for 1,500,000 shares of common stock.

In March 2006, Great American issued 250,000 shares of common stock in exchange for $500,000.  37,500 shares were mutually rescinded in September 2006, and the Company refunded $75,000.

On June 7, 2006, the Company repurchased 500,000 shares of its common stock for $75,000, which were held in treasury and retired during the current year.

On April 30, 2008, the Company effectuated a 1-for-10 reverse stock split of the Company’s Common Stock (the “Reverse Split”), thereby reducing the total outstanding common shares from 1,250,000 to 125,000 shares and reducing the authorized Common Stock from 24,000,000 to 2,400,000.

On May 12, 2008, the Company entered into a consulting agreement with Lawrence Weisdorn granting him 2,500,000 shares of the Company’s Common Stock in exchange for professional consulting services.

On May 12, 2008, the Company entered into a consulting agreement with Donald Hejmanowski granting him 1,200,000 shares of the Company’s Common Stock in exchange for professional consulting services.

On June 18, 2008, the Company issued a total of 2,797,763 of the Company’s Common Stock to a number of individuals for professional and consulting services rendered, all at a value of $.03 per share.

On June 23, 2008, 1,500,000 shares of the Company’s Common Stock were issued to ICE Conversions, Inc. pursuant to a Joint Venture Agreement dated May 12, 2008.  The Joint Venture Agreement was replaced by an Assignment and Contribution Agreement effective July 31, 2008.  500,000 of the 1,500,000 shares previously issued to ICE were cancelled effective July 31, 2008, pursuant to the terms of the Assignment and Contribution Agreement.

On February 14, 2009 the Company issued 60,000 shares of its Common Stock to three (3) consultants for professional services rendered, valued at $0.10 per share, or $6,000 in aggregate.

Stock Option Plan

The Company adopted its 2002 Non-Statutory Stock Option Plan (the “Plan”) on July 15, 2002, as amended on October 24, 2002 and filed with the Securities and Exchange Commission on Form S-8 on January 21, 2003.  The Plan provides for the granting of non-statutory stock options through 2012, to purchase up to 1,500,000 shares of its common stock, subject to adjustment for stock splits, stock dividends, recapitalizations or similar capital changes.  These may be granted to employees (including officers) and directors of the Company and certain of the Company's consultants and advisors.

The Plan is administered by the Company's Board of Directors which determines the grantee, number of shares, exercise price and term.  The Board of Directors also interprets the provisions of the Plan and, subject to certain limitations, may amend the Plan.

One million five hundred thousand (1,500,000) shares were reserved for issuance under the Plan, subject to adjustment for stock splits, stock dividends, recapitalizations or similar capital changes.  Prior to the Reverse Split, options to purchase 1,500,000 shares had already been issued and exercised in full.  Accordingly, there are no additional shares available for future grants under the Plan and no options are outstanding as of April 30, 2009 or 2008.  The number of shares issued under the Plan was 1,500,000 adjusted to 150,000 shares as a result of the Reverse Stock Split.

NOTE 7 – RELATED PARTY TRANSACTIONS

Advances from a related party

Advances from a related party at April 30, 2009 and July 31, 2008 consisted of the following:

	January 31, 2009	July 31, 2008
Advances from ICE, the Company’s CEO is a significant stockholder	$(315,689)	$-

	$(315,689)	$-

The advances bear no interest and have no formal repayment terms.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VIII of our Bylaws states that we  shall  indemnify  any officer or director who was or is  a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of this corporation), by reason of the fact that he is or was our director or officer (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was our employee or agent or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.

Expense or Fee	Amount to Be Paid
SEC Registration Fee		$196.46
Printing and Edgarizing Expenses		$2,500.00	*
Legal Fees and Expenses		$50,000.00	*
Accounting Fees and Expenses		$2,500.00	*
Transfer Agent		$2,500.00	*
Miscellaneous		$2,500.00	*
TOTAL	$

*  Estimated

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all sales of our unregistered securities during the past three years.  All of these shares were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.  The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates and warrants issued in such transactions.  All recipients had adequate access, through their relationships with us or otherwise, to information about us.  Unless otherwise indicated, the issuances of the securities described below were affected without the involvement of underwriters.

The amounts provided herein have been adjusted to reflect the 1-for-10 reverse stock split effected on April 30, 2008

On May 12, 2006, pursuant to the Merger Agreement between the Company and Great American Coffee Company, Inc., shares of the Company’s Common Stock were issued to certain individuals as follows:

Thomas Hemingway	50,000 shares

Gary Wolff	25,000 shares

Gary Cohee	50,000 shares

Keith Rosenbaum Keith Rosenbaum’s shares were subsequently cancelled pursuant to an executed Settlement and Release	50,000 shares

Additionally and concurrently, under the Merger Agreement, the Company issued 25,000 shares to the former shareholders of Great American Coffee Company, Inc. which in the merger became a wholly-owned subsidiary of the Company.  These individuals who exchanged Great American Coffee Company, Inc. shares for our shares had received the shares in a private offering to accredited investors and other persons with a preexisting business or personal relationship with Gary Cohee or Thomas Hemingway.

On May 12, 2008, the Company entered into a consulting agreement with Lawrence Weisdorn granting him 2,500,000 shares of the Company’s Common Stock in exchange for professional consulting services.

On May 12, 2008, the Company entered into a consulting agreement with Donald Hejmanowski granting him 1,200,000 shares of the Company’s Common Stock in exchange for professional consulting services.

On June 18, 2008, the Company issued a total of 2,797,763 shares of the Company’s Common Stock to a number of individuals for professional and consulting services rendered, all at a value of $.03 per share.

On June 23, 2008, 1,500,000 shares of the Company’s Common Stock were issued to ICE Conversions, Inc. pursuant to a Joint Venture Agreement dated May 12, 2008.  The Joint Venture Agreement was replaced by an Assignment and Contribution Agreement effective July 31, 2008.  500,000 of the 1,500,000 shares previously issued to ICE were cancelled effective July 31, 2008, pursuant to the terms of the Assignment and Contribution Agreement.

On February 14, 2009, the Company issued 60,000 shares of its Common Stock to three (3) consultants for professional services rendered, valued at $0.10 per share, or $6,000 in aggregate.

EXHIBITS

Please see Exhibit Index, which is located behind the signature page and is incorporated herein by this reference.

UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	[Intentionally omitted.]

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	[Intentionally omitted.]

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) through (g) [Intentionally omitted.]

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) through (l) [Intentionally omitted.]

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, in the City of Malibu, State of California, on June 22, 2009.

Force Fuels, Inc.

By:	/s/ Lawrence Weisdorn
Lawrence Weisdorn
President, Chief Executive Officer,
Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence Weisdorn	Director, President, Chief Executive Officer	June 22, 2009
Lawrence Weisdorn	and Chief Financial Officer
(Principal Executive Officer and Principal Financial
and Accounting Officer)

/s/ Thomas Hemingway*	Chairman of the Board	June 22, 2009
Thomas Hemingway

/s/ Donald Hejmanowski*	Director, Secretary and Vice President	June 22, 2009
Donald Hejmanowski	of Business Development

*  Executed by Lawrence Weisdorn, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Bylaws

2.2(1)	Articles of Incorporation

2.3(2)	Certificate of Amendment to the Articles of Incorporation as filed with the Nevada Secretary of State on April 17, 2008.

2.4(3)	Certificate of Amendment to the Articles of Incorporation as filed with the Nevada Secretary of State on May 27, 2008.

5.1(8)	Opinion of The Yocca Law Firm LLP

10.1(4)*	2002 Non-Statutory Stock Option Plan

10.2(5)	Joint Venture Agreement by and between Force Fuels, Inc. and Ice Conversions, Inc. May 12, 2008.

10.3(6)	Assignment and Contribution Agreement by and between Force Fuels, Inc. and Ice Conversions, Inc. effective July 31, 2008.

10.3.1(7)	Amendment to the Assignment and Contribution Agreement effective January 31, 2009.

10.4*(6)	Consulting Agreement with Lawrence Weisdorn effective May 12, 2008.

10.5*(6)	Consulting Agreement with Donald Hejmanowski effective May 12, 2008.

10.6*(6)	Employment Agreement of Lawrence Weisdorn dated October 21, 2008.

10.7*(6)	Employment Agreement of Donald Hejmanowski dated October 21, 2008.

14(8)	Code of Ethics dated January 29, 2008.

16.1(8)	Power of Attorney (included on the signature page)

23.1a	Consent of Li & Company, PC, independent registered public accounting firm

23.2(8)	Consent of The Yocca Law Firm LLP (included in Exhibit 5.1)

* This exhibit references a Management Compensation Plan or Arrangement.
(1) Filed with the Securities and Exchange Commission as the like-numbered exhibit to the Form 10-SB filed on September 9, 2002, and incorporated by reference herein.
(2) Filed with the Securities and Exchange Commission as the like-numbered exhibit to the Form 8-K filed on May 6, 2008, and incorporated by reference herein.
(3) Filed with the Securities and Exchange Commission as the like-numbered exhibit to the Form 8-K filed on June 16, 2008, and incorporated by reference herein.
(4) Filed with the Securities and Exchange Commission as the like-numbered exhibit to the Form S-8 filed on January 21, 2003, and incorporated by reference herein.
(5) Filed with the Securities and Exchange Commission as the like-numbered exhibit to the Form 8-K filed on May 27, 2008, and incorporated by reference herein.
(6) Filed with the Securities and Exchange Commission as the like-numbered exhibit to the Form 10-K/A filed on December 30, 2008, and incorporated by reference herein.
(7) Filed with the Securities and Exchange Commission as the like-numbered exhibit to the Form 10-Q filed on June 10, 2009 and incorporated by reference herein.
(8) Filed with the Securities and Exchange Commission as the like-numbered exhibit to the Form S-1 filed on January 30, 2009, and incorporated by reference herein.